UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LETTER TO SHAREHOLDERS

Dear Fellow Shareholder,

You are cordially invited to attend the 2026 annual meeting of shareholders (the “Meeting”) of DIRTT Environmental Solutions Ltd. (“DIRTT”), which will be held virtually at 10:00 am MDT on Thursday, May 7, 2026.

The matters expected to be acted upon at the Meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. You are entitled to vote at the Meeting and any adjournments or postponements of the Meeting only if you were a shareholder as of the close of business on March 18, 2026.

Thank you for your ongoing commitment to DIRTT.

Sincerely,

/s/ Benjamin Urban

Benjamin Urban

Chief Executive Officer

Your vote is important. Whether or not you plan to attend the Meeting, please read the Management Information Circular and Proxy Statement carefully, and then cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card so that your shares will be represented at the Meeting. Returning the proxy means that your vote will be represented at the Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the Meeting and to vote your shares at the Meeting.

DIRTT Environmental Solutions Ltd.

Notice of Annual Meeting

Our annual meeting of shareholders (the “Meeting”) is scheduled to be held on Thursday, May 7, 2026 at 10:00 am MDT. The Meeting is scheduled to be held in a virtual-only format via live audio webcast online at meetnow.global/MMGYJMS.

The Meeting will be held for the purposes of:

1.
receiving the audited consolidated financial statements of DIRTT Environmental Solutions Ltd. (the “Company” or “DIRTT”) for the year ended December 31, 2025 and the independent registered public accounting firm’s report thereon;
2.
electing eight director nominees, each to serve until the close of the 2027 annual meeting of shareholders or until his or her successor is duly elected or appointed (Proposal 1);
3.
appointing PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, at a remuneration to be fixed by the board of directors of the Company (the “Board”) (Proposal 2);
4.
a non-binding advisory resolution to approve our approach to executive compensation, as disclosed in this Proxy Statement, commonly known as the “Say-on-Pay” vote (Proposal 3);
5.
a non-binding advisory vote to approve the frequency with which we hold our “Say-on-Pay” vote (Proposal 4); and
6.
transacting such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Only registered holders of the Company’s Common Shares at the close of business on March 18, 2026 the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, provided they are present virtually, connected to the Internet and comply with all of the requirements set out in the Management Information Circular and Proxy Statement and other meeting rules. Non-registered (or beneficial) shareholders who have not been duly appointed as proxyholder for the record owner will be able to attend the Meeting and ask questions, but will not be able to vote at the Meeting. A shareholder who wishes to appoint a person other than the management nominees identified on their proxy card or voting instruction form (including a non-registered shareholder who is duly appointed to attend) must carefully follow the instructions in the Management Information Circular and Proxy Statement and on the proxy card or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, Computershare Trust Company of Canada, after submitting their proxy card or voting instruction form. Failure to register the proxyholder with our transfer agent will result in the proxyholder not receiving a username to participate in the Meeting and only being able to attend as a guest.

The specific details of the matters proposed to be put before the Meeting are set forth in the Management Information Circular and Proxy Statement of the Company, which accompanies this Notice of Annual Meeting.

Registered holders of Common Shares may vote their proxies by signing, dating and returning a proxy card or by using the Internet or telephone pursuant to the instructions on their proxy card. If your Common Shares are held in the name of a bank or broker, you may be able to vote on the Internet or by telephone. Please follow the instructions on the voting instruction form you receive. Voting by using the Internet or telephone, or by returning your proxy card or voting instruction form in advance of the Meeting, does not preclude you from attending the Meeting online.

Your vote is important. Whether or not you expect to attend the Meeting, please vote over the Internet, by telephone or by completing and promptly returning the enclosed proxy card or voting instruction form so that your shares may be represented at the Meeting.

By order of the Board of Directors

(signed) “Fareeha Khan”

Fareeha Khan

Chief Financial Officer & Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING SCHEDULED TO BE HELD ON THURSDAY, MAY 7, 2026

The Proxy Statement, Notice of Annual Meeting, the related proxy card and the 2025 Annual Report to Shareholders are available free of charge at www.dirtt.com/investors.

v

PROXY STATEMENT FOR

2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 7, 2026 at 10:00 a.m. MDT

GENERAL INFORMATION

This management information circular and proxy statement (the “Proxy Statement”), dated March 18, 2026, is provided in connection with the solicitation of proxies by or on behalf of the Board of Directors (the “Board”) of DIRTT Environmental Solutions Ltd. for use at the annual meeting of shareholders (the “Meeting”). In this Proxy Statement, “DIRTT,” the “Company,” “we,” “us” or “our” refer to DIRTT Environmental Solutions Ltd., and “you,” “your” and “shareholder” refer to the holders of common shares of the Company (“Common Shares”). The Meeting will be held on Thursday, May 7, 2026 at 10:00 am MDT for the purposes set forth in the Notice of Annual Meeting.

The Meeting will be held virtually, to be conducted via live audio webcast online at meetnow.global/MMGYJMS.

Registered shareholders and duly appointed and registered proxyholders may participate in the Meeting, submit questions and vote. Non-registered (beneficial) shareholders who have not duly appointed and registered themselves as proxyholders may still attend the Meeting and ask questions, but will not be able to vote at the Meeting. See also “How to Vote” below.

This Proxy Statement includes information that we are required to provide to you under the rules of the applicable corporate and securities laws in Canada and the U.S. Securities and Exchange Commission (the “SEC”), and that is designed to assist you in voting your Common Shares.

This Proxy Statement contains detailed information on the matters to be considered at the Meeting, or any adjournment or postponement thereof. Please read this Proxy Statement carefully and remember to vote your Common Shares, either by proxy or online at the Meeting, or any adjournment or postponement thereof. Your vote is important.

The Company uses the notice-and-access process as its method of communication with shareholders for voting and proxy-related materials. Access to this Proxy Statement, Notice of Annual Meeting, the related proxy card and the Annual Report on Form 10-K for to Shareholders (collectively, the “Proxy Materials”) will be provided to our shareholders via the Internet, with paper copies free of charge upon request. We have mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders entitled to vote at the Meeting containing instructions on how to access the Proxy Materials and how to vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our Proxy Materials. In addition, shareholders of record may request to receive Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future shareholders meetings. We believe electronic delivery will expedite the receipt of the materials and will help lower the costs of our Proxy Materials. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.

These Proxy Materials were first made available to shareholders on or about March 26, 2026.

Unless otherwise indicated, references herein to “$” or “dollars” are expressed in U.S. dollars (US$), and references to Canadian dollars are noted as “C$” or “CAD$.” Unless otherwise stated, all figures presented in Canadian dollars and translated into U.S. dollars were calculated using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2025 of C$1.3712 = US$1.00.

References in the Proxy Materials to the “Meeting” also refer to any adjournments, postponements or changes in location or format of the Meeting, to the extent applicable.

i

Who Can Vote

Shareholders of record at the close of business on March 18, 2026 (the “Record Date”) are entitled to vote at the Meeting or at any adjournment or postponement thereof, on the basis of one vote per Common Share held, unless (i) a registered shareholder has transferred the ownership of any Common Shares subsequent to the Record Date, and (ii) the transferee shareholder produces properly endorsed share certificates, or otherwise establishes that he or she owns the Common Shares and demands, no later than 10 days before the Meeting, that his or her name be included on the shareholders list before the Meeting, in which case, the transferee shareholder shall be entitled to vote such Common Shares at the Meeting or any adjournment or postponement thereof. The transfer books will not be closed. As of the close of business on the Record Date, the Company had 193,347,412 Common Shares issued and outstanding.

The presence, in person or by proxy, of two or more shareholders representing at least 33 ⅓% of the voting power of outstanding Common Shares on the Record Date (constituting 64,449,137 votes) will constitute a quorum for the transaction of business at the Meeting and any postponement or adjournment thereof, though the Board may fix a new record date for purposes of a postponed or adjourned meeting. Shareholders will be considered present at the Meeting if they or their proxyholder are logged into the Meeting using their unique control number or username.

Abstentions and broker non-votes, each discussed below, will be counted for the purpose of determining the presence or absence of a quorum.

Shareholder Voting Matters and Board Recommendation

Voting Matter	Board Vote Recommendation	Additional Information on Page
Election of Directors	FOR each nominee	7
Appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and authorization of the Board to fix their remuneration	FOR	14
Approve a non-binding advisory resolution to approve the Company’s approach to executive compensation (“Say-on-Pay” vote)	FOR	15
Non-binding advisory vote on frequency of Say-on-Pay vote	TWO YEARS	16

How to Vote

How you vote depends on whether you are a registered or non-registered shareholder. You are a registered shareholder if the Common Shares you own are registered in your name. You are a non-registered shareholder if your Common Shares are registered in the name of an intermediary, such as a trustee, financial institution or securities broker. This is often called ownership in “street name” because your name does not appear in the records of the Company’s transfer agent, Computershare Trust Company of Canada (“Computershare”). If you are a registered shareholder, you can vote via the Internet, by telephone or facsimile, during the meeting or by proxy, as explained below. If you hold any Common Shares in street name, you should receive a voting instruction form from the intermediary in respect of such Common Shares with further voting instructions.

If you receive more than one proxy card or voting instruction form, then you may have more than one account at Computershare, with an intermediary, or both. Please vote all proxy cards and voting instruction forms using the respective control numbers that you receive so that all of the Common Shares that you own will be represented at the Meeting.

Registered Shareholders

If you are a registered shareholder (i.e., shareholder of record), there are four ways to vote:

•
Via the Internet. You may vote by proxy via the Internet at www.investorvote.com by following the instructions provided on the proxy card. You will need your 15-digit control number that is on the proxy card when voting.
•
By Telephone or Facsimile. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-732-8683. You will need your 15-digit control number that is on the proxy card when voting. You may also vote by completing, dating and signing the proxy card and returning it to Computershare by facsimile to 1-416-263-9524 or 1-866-249-7775.

•
By Mail. You may vote by completing, dating and signing the proxy card and returning it to Computershare Trust Company of Canada, Proxy Department in the postage-prepaid envelope provided therewith or by mail addressed to 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1.
•
During the Meeting. You may vote during the Meeting by completing a ballot online. The 15-digit control number located on the proxy card or in the email notification you received is the control number for attending and participating at the virtual Meeting. See also “Appointment of a Proxyholder and Registration for the Meeting” and “Attending and Participating at the Meeting” below.

Your completed proxy card must be received by Computershare, or you must have voted by Internet or telephone, no later than May 5, 2026 at 10:00 a.m. MDT, or in the case of adjournment or postponement, not less than 48 hours (excluding Saturdays, Sundays and holidays in Alberta) prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof. The proxy card or any other instrument of proxy will not be valid for the Meeting, or any adjournment or postponement thereof, unless it is signed by you or your attorney (duly authorized in writing). The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

Non-Registered Shareholders

If you are a non-registered shareholder (i.e., beneficial owner), there are four ways to vote:

•
Via the Internet. You may vote by proxy via the Internet at www.proxyvote.com/www.investorvote.com by following the instructions provided on the voting instruction form provided to you by your intermediary. You will need your 16-digit control number that is on the voting instruction form when voting.
•
By Telephone. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-800-454-8683. You will need your 16-digit control number that is on the voting instruction form provided to you when voting. You may also vote by completing, dating and signing the voting instruction form provided to you by your intermediary and following the guidelines set forth in the voting instruction form.
•
By Mail. You may vote by completing, dating and signing the voting instruction form in accordance with the guidelines set forth in the voting instruction form.
•
During the Meeting. You may vote your Common Shares during the Meeting by being duly appointed as the proxyholder for the record owner for your Common Shares before the Meeting in accordance with the voting instruction form provided to you by your intermediary, returning the voting instruction form to your intermediary in accordance with the instructions, and registering yourself as proxyholder with Computershare. You will then receive a separate username that may be used to attend and participate at the Meeting. See also “Appointment of a Proxyholder and Registration for the Meeting” and “Attending and Participating at the Meeting” below.

Your completed voting instruction form must be returned on or before the deadline specified on the voting instruction form. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

Voting by Management Proxy and Exercise of Discretion

The persons named in the enclosed proxy card (the “management proxyholders”) are directors or executive officers of the Company. You have the right to appoint another person (who need not be a shareholder) to represent you at the Meeting, or any adjournment or postponement thereof. To do so, insert the name of that person in the space provided in the proxy card and strike out the other names. Your Common Shares will be voted in accordance with your instructions indicated on the proxy card.

In the absence of such instructions, your Common Shares will be voted by the persons named in the enclosed proxy card as follows:

-	FOR the election of each nominated director;
-	FOR the appointment of PwC as the independent registered public accounting firm at a remuneration to be fixed by the Board;
-	FOR the non-binding approval of the Say-on-Pay vote; and
-	TWO YEARS frequency of non-binding Say-on-Pay vote.

We know of no other matters to be submitted to a vote of shareholders at the Meeting. If any other matter is properly brought before the Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the Common Shares they represent in accordance with their best judgment on such matter. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our Corporate Secretary in the form prescribed by our current by-laws and applicable law, as described under “Shareholder Proposals.”

Appointment of a Proxyholder and Registration for the Meeting

Shareholders have the right to appoint someone other than the management proxyholders as their proxyholder. Shareholders who wish to appoint someone other than the management proxyholders as their proxyholder (including non-registered shareholders who wish to appoint themselves as proxyholder) to attend and participate at the Meeting as their proxy and vote their Common Shares must submit their proxy card or voting instruction form, as applicable, appointing that person as proxyholder AND register that proxyholder online. Registering your proxyholder is an additional step to be completed AFTER you have submitted your form of proxy or voting instruction form.

Submit your proxy card or voting instruction form. To appoint someone other than the management proxyholders as proxyholder, insert that person’s name in the blank space provided in the proxy card or voting instruction form (if permitted) and follow the instructions for submitting such proxy card or voting instruction form. This must be completed before registering such proxyholder, which is an additional step to be completed once you have submitted your proxy card or voting instruction form.

If you are a non-registered shareholder and wish to vote at the Meeting, you must insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described below under “Registering your proxyholder.” By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary.

Additionally, if you are a non-registered shareholder located in the United States and wish to vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps outlined above, you must also obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Computershare. Requests for registration from non-registered shareholders located in the United States that wish to vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail or by courier to: uslegalproxy@computershare.com (if by email), or to Computershare: 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1 (if by courier), and in both cases, must be labeled “Legal Proxy” and received no later than the voting deadline of May 5, 2026 at 10:00 a.m. MDT, or in the case of adjournment or postponement, not less than 48 hours (excluding Saturdays, Sundays and holidays in Alberta) prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof.

Registering your proxyholder. To register a proxyholder other than the management proxyholders, shareholders must visit www.computershare.com/DIRTT by the voting deadline of May 5, 2026 at 10:00 a.m. MDT, or in the case of adjournment or postponement, not less than 48 hours (excluding Saturdays, Sundays and holidays in Alberta) prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof, and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a username via email. Without this username, proxyholders will not be able to participate or vote at the Meeting but will be able to attend as a guest.

Attending and Participating at the Meeting

We are holding the Meeting in a virtual format to be conducted via live audio webcast online at meetnow.global/MMGYJMS. Attending the Meeting online enables registered shareholders and duly appointed proxyholders, including non-registered shareholders who have duly appointed themselves as proxyholder, to participate at the Meeting and ask questions, all in real time. Registered shareholders and duly appointed and registered proxyholders can vote at the appropriate times during the Meeting.

Guests who are attending the Meeting virtually, including non-registered beneficial shareholders who have not duly appointed and registered themselves as proxyholder, can log in to the Meeting as set out below. Guests can listen to the Meeting and ask questions, but are not able to vote.

Log in online at meetnow.global/MMGYJMS. We recommend that you log in at least 15 minutes before the Meeting starts. Click “Login” and then enter your control number or username and password.

OR

Click “Guest” and then complete the online form.

For registered shareholders, the control number located on your proxy card or email notification is your control number for the Meeting.

For duly appointed and registered proxyholders, Computershare will provide the proxyholder with a username by e-mail after the proxy voting deadline has passed.

If you attend the Meeting online, it is important that you are connected to the Internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedure.

Changing Your Vote

If you are a registered shareholder and change your mind on how you want your Common Shares voted or you decide to attend and vote at the Meeting, or any adjournment or postponement thereof, you can revoke your proxy in any manner permitted by law, including (i) by attending the Meeting online, or any adjournment or postponement thereof, and voting your Common Shares, (ii) by depositing another form of proxy with a later date, including by instrument in writing executed by you or your attorney (duly authorized in writing) and deposited with Computershare at any time up to and including the last business day preceding the day of Meeting or any adjournment or postponement thereof at which the proxy is to be used, or with the Chair of the Meeting on the day of the Meeting, or any adjournment or postponement thereof. Attendance at the Meeting will not, by itself, revoke a proxy. If you are a non-registered shareholder, you must follow the instructions on your voting instruction form to revoke or amend any prior voting instructions.

Abstentions, Withheld Votes and Broker Non-votes

Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the Meeting for quorum purposes. If you are a non-registered shareholder holding Common Shares through an intermediary, you may instruct the intermediary that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director or the appointment of the auditor of the Company at the Meeting.

A “broker non-vote” occurs when a broker who holds its client’s common shares in street name submits proxies for such common shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their clients. Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client where a proposal is not “routine.” For the Meeting, Proposals No. 1, No. 3 and No. 4 are not considered “routine” proposals, and therefore, U.S. brokers cannot exercise discretionary authority regarding such proposals for non-registered owners who have not returned voting instructions. Proposal No. 2 is considered a “routine” proposal, and therefore, U.S. brokers can exercise discretionary authority regarding this proposal for non-registered owners who have not returned voting instructions.

Required Votes for Each Proposal

The required vote for each of the proposals expected to be acted upon at the Meeting are described below:

Proposal No. 1 — Election of directors. The election of each director nominee must be approved by a plurality of votes cast, which means a director will be elected in an uncontested election if he or she receives at least one vote cast “FOR” such nominee. However, pursuant to the Company’s majority voting policy (the “Majority Voting Policy”), if the number of “WITHHOLD” votes are equal to or greater than the number of votes “FOR” the election of any director nominee, such nominee must submit an offer of resignation immediately following the meeting for consideration. Accordingly, for purposes of our Majority Voting Policy, a “WITHHOLD” vote has the same effect as a vote “against” the nominee. See “Proposal No. 1 – Election of Directors – Majority Voting Policy” on page 7 of this Proxy Statement for more information. The total votes cast with respect to this proposal under our plurality voting requirement and our Majority Voting Policy will exclude abstentions, broker non-votes, and failures to vote with respect to that director’s election. Shareholders do not have the right to cumulative voting in the election of directors.

Proposal No. 2 — Appointment of the independent registered public accounting firm at remuneration to be set by the Board. The proposal to appoint PwC as our independent registered public accounting firm must be approved by a plurality of votes cast, which means the proposal may be approved by any one or more shareholders voting “FOR” such proposal. You may either vote “FOR” or “WITHHOLD” your vote with respect to the appointment of the proposed independent registered public accounting firm. If you vote “FOR” the appointment of the proposed independent registered public accounting firm, your vote will be cast accordingly. For purposes of this proposal, votes cast include only “FOR” votes. If you select “WITHHOLD,” your vote will not be counted as a vote cast for purposes of appointing the proposed independent registered public accounting firm. See “Proposal No. 2 – Appointment of the Independent Registered Public Accounting Firm” on page 14 of this Proxy Statement for more information.

Proposal No. 3 — Non-binding advisory vote to approve executive compensation. We are providing shareholders with the opportunity to vote on the non-binding advisory resolution to approve our approach to executive compensation as disclosed in this Proxy Statement (“Say-on-Pay” vote).

As this is an advisory vote, the results will not be binding on the Board. However, when considering the Company’s approach to compensation to our named executive officers (“NEOs”), the Board will consider the results of this vote together with other shareholder feedback and best practices in compensation and governance. You may either vote “FOR” or “AGAINST” the proposal. Generally, the advisory “Say-on-Pay” resolution requires an affirmative vote of the majority of the votes duly cast at the Meeting. See “Proposal No. 3 – Non-Binding Advisory vote on the Company’s Named Executive Officer Compensation” on page 15 of this Proxy Statement for more information.

Proposal No. 4 — Non-binding advisory vote to approve frequency of the Say on Pay vote. We are providing shareholders with the opportunity to vote on the non-binding advisory resolution to approve the frequency with which our Say-on-Pay votes will occur (“Say-on-Frequency” vote).

As this is an advisory vote, the results will not be binding on the Board. However, when considering how often to hold the Say-on-Pay vote, the Board will consider the results of this vote, together with other shareholder feedback and best practices in compensation and governance. The Company has determined to recommend an annual say on pay vote to our shareholders, but shareholders are provided with the opportunity to vote for the frequency of every year, every other year, every third year, or to abstain. Generally, the advisory Say-on-Frequency vote will be determined by the frequency that receives a majority of the votes duly cast on the proposal. However, because this vote is advisory and non-binding, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. See “Proposal No. 4 – Non-Binding Advisory vote on the Frequency of Future Advisory Votes on the Company’s NEO Compensation” on page 16 of this Proxy Statement for more information.

Other Information

Shareholder Questions During the Meeting

Our registered shareholders, duly appointed and registered proxyholders and guests will have opportunities to submit questions throughout the Meeting. We will answer as many submitted questions relating to the proposals to be voted upon at the Meeting or about the Company generally as time permits. To ask a question, registered shareholders, duly appointed and registered proxyholders and guests may type their questions into the chat function. Additional instructions on how to ask questions will explained during the Meeting. We encourage registered shareholders, duly appointed and registered proxyholders and guests to submit their questions in advance of the meeting to DIRTT Investor Relations at ir@dirtt.com. Following the Meeting, all questions and answers will be posted on DIRTT’s website following the Meeting (www.dirtt.com/investors). We are committed to transparent communication at our the Meeting, as such, questions asked related to the business of the Meeting will not be curated and will be answered in the order received for each item of business.

Solicitation

This solicitation is being made by and on behalf of the Board. We will pay the cost of preparing these Proxy Materials and soliciting your vote. We also will pay the Meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees over the Internet or by telephone, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform tasks in furtherance of this solicitation. We may also request that intermediaries, brokerage firms, nominees, custodians and fiduciaries transmit Proxy Materials to the non-registered holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such materials.

Receiving Meeting Materials as a Non-Registered Holder

The Company will not send proxy-related materials directly to non-objecting beneficial shareholders, and such materials will be delivered to non-objecting beneficial shareholders by the non-objecting beneficial shareholder’s intermediary. The Company intends to pay for the costs of an intermediary to deliver to objecting beneficial shareholders the proxy-related materials.

Questions

If you have any questions about the information contained in this Proxy Statement, or require any assistance in completing your proxy card, please contact DIRTT Investor Relations at ir@dirtt.com.

If you have any questions about the Meeting, including questions regarding access or voting, please contact Computershare at 1-800-564-6253 (toll free in Canada and the United States) or 1-514-982-7555 (international direct dial). Additional information and materials for the Meeting will be available on our website at www.dirtt.com/investors.

If you experience any technical difficulties logging into the Meeting, or during the Meeting, please contact ir@dirtt.com or Computershare at 1-888-724-2416.

FINANCIAL STATEMENTS

The audited consolidated financial statements of the Company for the year ended December 31, 2025 and the independent registered public accounting report thereon will be placed before the Meeting, or any adjournment or postponement thereof. No vote by the shareholders with respect to the audited consolidated financial statements is required. The audited consolidated financial statements were audited by PwC and, based on the recommendation of the Audit Committee of the Board, the Board approved the audited consolidated financial statements on February 25, 2026. Copies of these materials may be obtained by shareholders upon request. These materials are also available on our website at www.dirtt.com, SEDAR+ at www.sedarplus.ca, and on the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Meeting, our shareholders will be asked to elect each of the eight director nominees identified below, each to serve until the close of our next annual meeting of shareholders or until his or her successor has been duly elected or appointed.

Pursuant to the Company’s by-laws, the Board has resolved to establish the number of directors constituting the Board at eight. Consequently, it is imperative to observe that voting, whether conducted by proxy or at the Meeting, must adhere strictly to the nominees proposed for election as directors, and may not exceed the specified number.

Additionally, see “Proposal No. 1 – Election of Directors – Majority Voting Policy” on page 12 for information about the Company’s Majority Voting Policy.

Name: Douglas Edwards Position: Director (1) Age: 50 Residence: Charlotte, North Carolina, U.S. Director Since: April 2022 Independent

Douglas Edwards serves as President, Humana Government Business of Humana Inc. (NYSE:HUM) a for-profit American healthcare insurance company. In this role, Mr. Edwards oversees an organization of approximately 2,000 people providing healthcare services to active-duty military, their dependents, and retirees. With Humana since April 2015, he previously served as Senior Vice President, Enterprise Associate & Business Solutions from May 2021 to May 2025, Senior Vice President, Workplace Experience from July 2019 to May 2021, Vice President, Workplace Solutions from 2016 to June 2019, and other leadership roles. Previously, Mr. Edwards held various leadership roles at Jones Lang LaSalle Incorporated (NYSE: JLL), a global commercial real estate services company where he worked for close to a decade with his last role as Managing Director, Regional Director - Midwest from 2013 to 2015. He served as a Board Advisor for Kolar, a for-profit design firm from 2023 to 2025. Mr. Edwards also currently serves as a Director for the Humana Foundation and the Goodwill Industries of Kentucky. Mr. Edwards received his MBA from the University of North Carolina at Chapel Hill’s Kenan-Flagler Business School and a Bachelor of Science in Civil Engineering from North Carolina State University. Mr. Edwards is a LEED Accredited Professional.

Our Board believes that Mr. Edwards is qualified to serve on our Board due to his extensive executive leadership, human resources, real estate, environmental sustainability, and board/committee experience.

	MEMBER OF	2025 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	5/6	83%	None

	Audit Committee	4/4	100%

	Corporate Governance and Compensation Committee	4/4	100%
	SECURITIES HELD
	Date		Common Shares	DSUs
	March 18, 2026		156,250	900,571
	2025 VOTES IN FAVOR		150,757,354 / 99.9%

Name: Jeremy Gold Position: Director (2) Age: 33 Residence: San Francisco Director Since: February 2026 Independent

Jeremy Gold has been a Managing Director at the Briger Family Office since 2022. From 2019 to 2021, Jeremy was an analyst at Lone Pine Capital, a long/short and long-only global investment firm. From 2016 to 2019, Jeremy was an analyst at Oberndorf Enterprises, the family office of Bill Oberndorf. From 2013 to 2016, Jeremy was the Managing Member of Alesia Asset Management. Jeremy was a member of the board of directors and chairman of the audit committee for Enterprise Diversified from 2015 to 2018. Jeremy earned a Bachelor of Arts in Physics from Williams College in 2014.

Our Board believes that Mr. Gold is qualified to serve on our Board due to his financial, governance and capital markets experience.

	MEMBER OF	2025 ATTENDANCE	CURRENT PUBLIC COMPANY BOARDS
	Board	N/A	None

SECURITIES HELD
	Date	Common Shares	DSUs
	March 18, 2026	nil	nil
	2025 VOTES IN FAVOR	N/A

Name: Holly Hess Groos Position: Director(3) Age: 62 Residence: Naples, Florida, U.S. Director Since: November 2024 Independent

Holly Hess Groos is a senior financial executive with extensive industry leadership, including experience in guiding complex integrations, restructuring leadership synergies and navigating challenging organizational initiatives. She has served as Senior Advisor to AlixPartners’ Performance Improvement, Telecommunications and Media practices since December 2023. Previously, Ms. Hess Groos served as an External Advisor to Bain & Company’s Performance Improvement, Telecommunications and Media practices from April 2020 to December 2023. Prior thereto, Ms. Hess Groos spent 30 years with Verizon, including serving as Chief Financial Officer for all major business units and leading the internal Operational Excellence organization. Ms. Hess Groos is currently a board member and Chair for audit committee of Digital Turbine Inc. (NASDAQ: APPS), a board member of FiOptix, a board member and Vice Chair for Guiding Eyes for the Blind, and board member for the Shy Wolf Sanctuary. She previously served as a board member and Treasurer for the Council for Economic Education and a senior board member for Vodafone Italy. Ms. Hess Groos is a Certified Public Accountant and earned her Bachelor of Business Administration with a major in Accounting from the University of Miami.

Our Board believes that Ms. Hess Groos is qualified to serve on our Board due to her leadership, financial, investment and capital markets experience.

	MEMBER OF	2025 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	Digital Turbine Inc.

	Audit Committee	4/4	100%
	Corporate Governance and Compensation Committee	2/2	100%
	SECURITIES HELD
	Date		Common Shares	DSUs
	March 18, 2026		—	160,224
	2025 VOTES IN FAVOR		149,131,368 / 98.82%

Name: Shalima Pannikode Position: Director(4) Age: 48 Residence: McLean, Virginia, U.S. Director Since: March 2024 Independent

Shalima Pannikode has served as a technology executive for several leading healthcare organizations in North America, including Anthem Inc. and Humana Inc., and is a recognized leader in digital transformation, data analytics and AI. She currently serves as Chief Technology Officer at Zelis. Ms. Pannikode started her career in a leadership role at Amerigroup. As her career progressed, she held a number of leadership roles including: Vice President of Information Technology at Anthem Inc. From 2019 to 2020, she served as Senior Vice President and Chief Information and Digital Officer at Wellstar Health System. From 2020 to 2022, she served as Senior Vice President and Chief Information Officer of Healthcare Services at Humana Inc. From 2022 until she moved to Zelis in December 2023, she served as Executive Vice President and Chief Information Officer of Liberty Mutual’s global commercial business. Ms. Pannikode is also a co-founder and chairwoman for the Freedom Council for the Alliance for Freedom Restoration and Justice (AFRJ). Ms. Pannikode holds a Bachelor of Engineering in Computer Science Engineering from Bharathiar University and a Master’s of Business Administration in Management Technology from the Georgia Institute of Technology.

Our Board believes that Ms. Pannikode is qualified to serve on our Board due to her technology and leadership experience.

	MEMBER OF	2025 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	5/6	83%	None

	Enterprise Risk Management Committee	4/4	100%
	SECURITIES HELD
	Date		Common Shares	DSUs
	March 18, 2026		—	282,845
	2025 VOTES IN FAVOR		148,787,965 / 98.59%

Name: Scott Robinson Position: Director(5) Age: 55 Residence: New York, New York, U.S. Director Since: April 2022 Not Independent

Scott Robinson has served as Senior Vice President, Corporate Development at Plymouth Industrial REIT, Inc. (NYSE: PLYM) since June 2023. Since 2008, he has also served as a Professor at New York University. Mr. Robinson previously served as Managing Director and Co-Head of Investment Banking at Oberon Securities LLC, an investment bank, from April 2013 to June 2023. Previous to that, he served as interim Chief Executive Officer and on the board of directors of FullStack Modular LLC, an offsite volumetric modular construction company, and held roles at Macquarie Group Ltd. (OTCMKTS: MQBKY) and Citigroup Inc. (NYSE: C). Mr. Robinson previously served on the board of directors of Monmouth Real Estate Investment Corporation (NYSE: MNR), a real estate investment trust specializing in net leased industrial properties. Mr. Robinson currently serves as an advisory board member of Market Stadium Inc., a commercial real estate company. Mr. Robinson received a Master of Science in Real Estate Finance and Investment from New York University and a Bachelor of Science in Biomedical Sciences and Economics from University of California, Riverside.

Our Board believes that Mr. Robinson is qualified to serve on our Board due to his extensive financial and real estate experience, as well as his service on other boards and in executive leadership positions.

	MEMBER OF	2025 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	None

	Enterprise Risk	4/4	100%
	Management Committee
	SECURITIES HELD
	Date		Common Shares	DSUs
	March 18, 2026		313,269	1,080,102
	2025 VOTES IN FAVOR		150,746,653 / 99.89%

Name: Scott Ryan Position: Director Age: 55 Residence: Phoenix, Arizona, U.S. Director Since: April 2022 Independent

Scott Ryan is a Founding Partner and Managing Member of FR Law Group, PLLC, a boutique litigation and commercial transaction law firm based in Arizona, which he co-founded in 2017, and has served as an Arbitrator for the Construction Panel of the American Arbitration Association, a not-for-profit organization in the field of alternative dispute resolution. Previously, Mr. Ryan served as the Senior Vice President and General Counsel of Tutor Perini Corporation, Building Group (NYSE: TPC), a contractor for large scale commercial construction partners. Mr. Ryan served on the board of directors of PCR Insurance Company from 2008 to 2012. Mr. Ryan received a Juris Doctor from DePaul University College of Law, and a Bachelor of Science and Master of Science in Construction Management from Arizona State University.

Our Board believes that Mr. Ryan is qualified to serve on our Board due to his extensive legal, construction and real estate experience.

	MEMBER OF	2025 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	None

	Audit Committee	4/4	100%

	Enterprise Risk	4/4	100%
	Management Committee
	SECURITIES HELD
	Date		Common Shares	DSUs
	March 18, 2026		234,375	983,991
	2025 VOTES IN FAVOR		150,584,263 / 99.78%

Name: Adrian Zarate Position: Director (6) Age: 37 Residence: Calgary, Alberta, Canada and Miami Beach, Florida, United States Director Since: July 2025 Not Independent

Adrian joined DIRTT as Chief Transformation Officer in November 2025 and has served as a member of DIRTT’s Board of Directors since July 2025. Prior to joining DIRTT, Adrian developed extensive experience in capital markets and corporate finance through various analytical and advisory roles at 22NW Fund, LP (the “22NW Fund”), Greenhill & Co., LLC, and Nuveen (TIAA-CREF). Throughout his career, he has advised on strategic transactions, capital allocation, and financial strategy across a range of industries.

Adrian holds a Bachelor of Arts in Economics from Columbia University and a Master of Business Administration in Finance from The Wharton School.

Our Board believes that Adrian is qualified to serve on our Board due to his deep expertise in capital markets and corporate finance, his strategic and analytical leadership, and his ability to support the Company’s long-term transformation and growth initiatives.

	MEMBER OF	2025 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	2/2	100%	None

	Corporate Governance and Compensation Committee	1/1	100%
	SECURITIES HELD
	Date		Common Shares	DSUs
	March 18, 2026		140,700	57,254
	2025 VOTES IN FAVOR		N/A

Name: Benjamin Urban Position: Director Age: 50 Residence: Calgary, Alberta, Canada Director Since: June 2022 Not Independent(7)

Benjamin Urban joined DIRTT as our Chief Executive Officer in June 2022. Prior to joining DIRTT, he spent over 14 years at AGILE INTERIORS, one of DIRTT’s largest Construction Partners, where he held a leadership role in Business Development. During his tenure at AGILE INTERIORS, Mr. Urban played a key role in driving business growth and diversification, expanding market reach, developing strategic distribution partnerships, and delivering innovative interior solutions for large global clients. Mr. Urban holds a Bachelor of Science degree from Daniels College of Business at The University of Denver as well as a Certificate in International Business Management from Instituto Tecnológico y de Estudios Superiores de Monterrey.

Our Board believes that Mr. Urban is qualified to serve on our Board due to his extensive background with the Company and its client and partner network, as well as his experience in design and construction generally.

MEMBER OF	2025 ATTENDANCE	CURRENT PUBLIC COMPANY BOARDS
Board	6/6	100%	None
SECURITIES HELD
Date	Common Shares	DSUs
March 18, 2026	1,406,804	nil
2025 VOTES IN FAVOR	150,748,805 / 99.89%

(1)
Mr. Edwards was appointed Chair of the Corporate Governance and Compensation Committee on July 30, 2025.
(2)
Pursuant to the 2026 Support Agreement (as defined herein), the Company has nominated Mr. Gold (as the 726 Entities’ (as defined herein) nominee) for election as a director at the Meeting. For additional information, see “Certain Relationships and Related Party Transactions – Transactions with Related Parties.”
(3)
Ms. Hess Groos is the Audit Committee Chair and was appointed to the Corporate Governance and Compensation Committee on July 18, 2025 and as Lead Independent Director on November 26, 2025.
(4)
Ms. Pannikode was appointed to the Corporate Governance and Compensation Committee on November 26, 2025.

(5)
Mr. Robinson was appointed as Executive Chairman on November 26, 2025. As a result of his position as Executive Chairman, the Board determined Mr. Robinson is not an independent director within the meaning of applicable securities laws.
(6)
Mr. Zarate was appointed to the Board and to the Corporate Governance and Compensation Committee on July 30, 2025. Mr. Zarate was appointed as Chief Transformation Officer and stepped down from the Corporate Governance and Compensation Committee on November 26, 2025. As a result of his position as Chief Transformation Officer, the Board determined Mr. Zarate is not an independent director within the meaning of applicable securities laws. Pursuant to the Support Agreement (as defined herein), the Company has nominated Mr. Zarate (as 22NW’s nominee) for election as a director at the Meeting. For additional information, see “Certain Relationships and Related Party Transactions - Transactions with Related Parties.”
(7)
As a result of his position as Chief Executive Officer, the Board determined Mr. Urban is not an independent director within the meaning of applicable securities laws.

Family Relationships

There are no family relationships among any of our executive officers, directors or director nominees.

Majority Voting Policy

As set forth in the enclosed proxy card, shareholders may vote “FOR” or “WITHHOLD” their vote for each director nominee. In accordance with the Board’s Majority Voting Policy, if any director nominee receives a number of votes “WITHHELD” from his or her election that is equal to or greater than votes “FOR” such election, such nominee will, immediately following the Meeting, submit his or her offer of resignation to the lead director or Chair of the Board. The Corporate Governance and Compensation Committee will review such resignation offer and make a recommendation to the Board of whether or not to accept such resignation. The Corporate Governance and Compensation Committee is expected to recommend acceptance of the resignation offer to the Board, and the Board is expected to accept such recommendation and resignation offer, except in situations where exceptional circumstances would warrant the director nominee continuing to serve on the Board. The director nominee will not participate in any deliberations of the Corporate Governance and Compensation Committee or the Board with respect to his or her resignation offer. Within 90 days of receiving the resignation offer, the Board will make a decision and the Company will issue a press release announcing whether they have accepted or rejected the director nominee’s resignation, a copy of which will be provided to the TSX. The resignation will be effective when accepted by the Board. The Majority Voting Policy does not apply to contested elections in which the number of director nominees for election is greater than the number of director positions on the Board.

Legal Proceedings, Cease Trade Orders, Bankruptcies, Penalties or Sanctions

None of the Company’s proposed directors are, at the date of this Proxy Statement, or have been, within 10 years prior to the date of this Proxy Statement, a director, chief executive officer or chief financial officer of a company that (a) while such person was acting in that capacity was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days (an “order”), or (b) was subject to an order that was issued after that person ceased to be a director, chief executive officer or chief financial officer of the relevant company and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

None of the Company’s proposed directors have been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, or has entered into a settlement agreement with a securities regulatory authority, or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

None of the Company’s proposed directors (a) are at the date of this Proxy Statement, or have been, within 10 years prior to the date of this Proxy Statement, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, (b) has, within 10 years prior to the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer, as applicable, or (c) has been involved in any legal proceedings requiring disclosure under U.S. federal securities laws.

You may either vote “FOR” or “WITHHOLD” your vote with respect to the election of each director nominee. If you vote “FOR” the election of a director nominee, your vote will be cast accordingly. To be elected to the Board, a nominee must receive a plurality of votes cast, which means a nominee will be elected in an uncontested election if he or she receives at least one vote cast “FOR” such nominee. Nevertheless, under the Company’s Majority Voting Policy, if a nominee receives a number of “WITHHOLD” votes that equals or exceeds the number of “FOR” votes, that nominee must immediately after the meeting tender to the Board his or her resignation for consideration by the Corporate Governance and Compensation Committee and the Board. See “Proposal 1—Election of Directors—Majority Voting Policy.” The Board has set the number of directors comprising the Board at eight in accordance with the Company’s by-laws, effective immediately following completion of the Meeting. Accordingly, you may not vote by proxy or in person for a greater number of persons than eight for election as directors.

The Board recommends that the shareholders of the Company vote “FOR” the election of each of the director nominees. Unless you give other instructions, the persons named in the enclosed proxy card intend to vote “FOR” the election of each of the director nominees. The Company has been informed that each of the proposed director nominees has consented to (i) serve as a nominee, (ii) serve as a director if elected, and (iii) be named as a nominee in this Proxy Statement. We have no reason to believe that any of the proposed director nominees will be unable to serve as a director. If, prior to the Meeting, or any adjournment or postponement thereof, one or more of the director nominees is unable to serve or for good cause will not serve, either the number of directors will be reduced or we will nominate or appoint a new director in accordance with applicable law.

PROPOSAL NO. 2 – APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has recommended that PwC be appointed as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and that the remuneration of PwC for such year be fixed by our directors.

At the Meeting, or any adjournment or postponement thereof, shareholders will be asked to appoint PwC to serve as our independent registered public accounting firm until the next annual meeting of shareholders at a remuneration to be fixed by the Board. PwC was first appointed as our independent registered public accounting firm effective June 9, 2017.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee approved all services rendered by PwC in the fiscal year ended December 31, 2025, in accordance with these policies.

In its review of non-audit services, the Audit Committee considers, among other things, the possible impact of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee has determined that the non-audit services performed by PwC in the fiscal year ended December 31, 2025, were compatible with maintaining the independence of our independent registered public accounting firm. Additional information concerning the Audit Committee and its activities can be found in this Proxy Statement under “Corporate Governance.”

Representatives of PwC are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Audit and Related Fees

The following table sets out the fees for services provided to us by our independent registered public accounting firm for the years ended December 31, 2025 and 2024.

Nature of Services	December 31, 2025 (1)	December 31, 2024(1)
Audit Fees (2)	$571,988	$540,201
Audit-Related Fees (3)	$26,037	$23,751
Total	$598,025	$563,952

(1)
Such fees were paid in Canadian dollars and translated into U.S. dollars using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2025 of C$1.3712 = US$1.00 and on December 31, 2024 of C$1.4400= US$1.00 for the respective periods.
(2)
Consists of fees for audit services. This includes, among other things, quarterly reviews and audit of the annual financial statements.
(3)
Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in (2) above. This includes, among other things, fees paid to the Canadian Public Accountability Board and review of the Company’s Registration Statements on S-8.

The appointment of PwC as our independent registered public accounting firm must be approved by a plurality of votes cast, which means the proposal may be approved by any one or more shareholders voting “FOR” such proposal.

The Board unanimously recommends that the shareholders of the Company vote “FOR” the appointment of PwC to serve as our independent registered public accounting firm until the next annual meeting of shareholders at a remuneration to be fixed by the Board. Unless you give other instructions, the persons named in the enclosed proxy card intend to vote “FOR” the appointment of PwC as our independent registered public accounting firm at a remuneration to be fixed by the Board.

PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as Section 14A of the Exchange Act, and the rules promulgated thereunder, we are providing our shareholders an opportunity to cast an advisory vote to approve our NEO compensation for the fiscal year ended December 31, 2025, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. This vote is commonly referred to as a “Say-on-Pay” vote.

At our annual meeting of shareholders in 2025, a majority of our shareholders voted, consistent with the recommendation of our Board, to hold an annual Say-on-Pay vote. We plan to continue to hold annual Say-on-Pay votes unless our shareholders vote to approve a different frequency at the Meeting, as set forth in Proposal No. 4 below.

As described in the “Executive Compensation” section, our approach to executive compensation is structured with a goal of aligning the interests of our executive officers and our shareholders. We accomplish this by tying components of our executive compensation program to the Company’s performance, as well as individual performance and team performance. We believe our approach to executive compensation provides a strong incentive to achieve the Company’s financial goals, while still being fiscally prudent. Please read the “Executive Compensation” section of this Proxy Statement for additional details about our approach to executive compensation, including information about the compensation of our NEOs during 2025.

At the Meeting, we are asking our shareholders to vote FOR the resolution to approve our NEO compensation for the fiscal year ended December 31, 2025, as set out below:

“BE IT RESOLVED: that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this Proxy Statement.”

Your vote on this Proposal No. 3 is “advisory” and, therefore, is not binding on the Company, the Board or the Corporate Governance and Compensation Committee. However, our Board and the Corporate Governance and Compensation Committee value the opinions of our shareholders and are committed to carefully considering the results of this advisory vote in the future when evaluating the compensation programs for our NEOs.

The approval of the Company’s NEO compensation requires the affirmative vote of the majority of the votes cast thereon at the Meeting. You may either vote “FOR” or “AGAINST” the proposal. The total votes cast with respect to this proposal will exclude abstentions and broker non-votes.

The Board unanimously recommends that the shareholders vote “FOR” the approval of our NEO compensation for the fiscal year ended December 31, 2025.

PROPOSAL NO. 4 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S NEO COMPENSATION

In addition to the “Say-on-Pay” vote, the Dodd-Frank Act enables our shareholders to indicate how frequently we should seek a non-binding advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Frequency” vote). By voting on this Proposal No. 4, shareholders may indicate, on a non-binding advisory basis, whether the Say-on-Pay advisory vote should occur every year, every two years or every three years, or abstain on this matter.

The Board has determined that an annual non-binding advisory vote on executive compensation will allow our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters, and recommends that shareholders approve an annual vote pursuant to this Proposal No. 4.

You may cast your vote on your preferred voting frequency by choosing among the following frequency options (not solely for or against the recommendation of the Board):

•
Choice 1 – every year;
•
Choice 2 – every two years;
•
Choice 3 – every three years; or
•
Choice 4 – abstain from voting

Generally, approval of any matter presented to shareholders requires a majority of the votes cast on the proposal. However, because this vote is advisory and non-binding, if none of the frequency options being voted on by shareholders receives a majority of the votes cast on the proposal, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders.

Your vote on this Proposal No. 4 is “advisory” and, therefore, is not binding on the Company, the Board or the Corporate Governance and Compensation Committee. However, our Board and the Corporate Governance and Compensation Committee value the opinions of our shareholders and are committed to carefully considering the results of this advisory vote in the future when evaluating the compensation programs for our NEOs.

Approval of this proposal requires the affirmative vote of the majority of the votes cast thereon at the Meeting. However, because this vote is advisory and non-binding, if none of the frequency options being voted on by shareholders receives a majority of the votes cast on the proposal, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders.

The Board unanimously recommends that shareholders vote for the frequency of “TWO YEARS” for future votes, on a non-binding advisory basis, on the Company’s NEO compensation.

CORPORATE GOVERNANCE

The Board is committed to the highest standards of corporate governance practices. The Board believes that this commitment is not only in the best interest of shareholders but that it also promotes effective decision-making at the Board level. In establishing its corporate governance practices, the Board has been guided by (i) the applicable securities laws of Canada, including National Policy 58-201 - Corporate Governance Guidelines and National Instrument 52-110 - Audit Committees (“NI 52-110”), (ii) the applicable securities laws of the United States, including under the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) consideration of corporate governance trends in Canada and the United States.

Board of Directors and Committees

Board Composition

Our business and affairs are managed under the direction of our Board, for which we have eight nominees for election at the Meeting. Each director is elected to serve until the close of the next annual meeting of shareholders of the Company or until his or her successor is duly elected or appointed. Our current by-laws provide that the number of directors may be determined by resolution of the Board.

Director Independence

Under the requirements of applicable securities laws of Canada and the Company’s Board Mandate and Corporate Governance Guidelines independent directors must comprise a majority of our Board. Audit Committee members must also satisfy the independence criteria set forth in NI 52-110. Under applicable securities laws of Canada, a director will qualify as an “independent director” only if, in the opinion of that company’s board, that person does not have a direct or indirect relationship that would be reasonably expected to interfere with the exercise of such’s independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of its composition, the composition of its committees and independence of each director and director nominee. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that current board members Douglas Edwards, Holly Hess Groos, Shalima Pannikode, Jeremy Gold and Scott Ryan, representing a majority of our current directors, do not have any relationships that would be reasonably expected to interfere with the exercise of independent judgment in carrying out the responsibilities of a director or in the best interest of the Company and that each of these directors is “independent” as that term is defined under applicable securities laws of Canada. Benjamin Urban is not considered independent because he is the Chief Executive Officer of the Company. Adrian Zarate and Scott Robinson are not considered independent because of their temporary executive roles in the Company as Chief Transformation Officer and Executive Chair, respectively.

Our Board also determined that Ms. Hess Groos, Mr. Edwards and Mr. Ryan, who currently comprise our audit committee (“Audit Committee”), and Mr. Edwards, Ms. Hess Groos and Ms. Pannikode, who currently comprise our corporate governance and compensation committee (“Corporate Governance and Compensation Committee”), satisfy the independence standards for those committees established by applicable securities laws of Canada. In making the above determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director and the transactions involving each non-employee director, if any, described in “Certain Relationships and Related Party Transactions.”

Board Mandate and Corporate Governance Guidelines

The Board is responsible for the stewardship of the Company which includes satisfying itself as to the integrity of the Chief Executive Officer and other executive officers, developing and adopting a strategic planning process, identifying the principal risks of the Company’s business and ensuring implementation of systems to manage these risks, overseeing the Company’s succession planning, adopting a communication policy, monitoring the Company’s internal control and management information systems, and developing the Company’s approach to corporate governance.

The Board has developed a written Board Mandate and Corporate Governance Guidelines, which is attached as Appendix A to this Proxy Statement.

Position Descriptions

The Board has developed written position descriptions for the Chair of the Board, the Chief Executive Officer, the Executive Chair and the Lead Independent Director. The Board has not developed separate written position descriptions for the chair of each committee of the Board. Instead, the Board has adopted written charters for each Board committee that outline the responsibilities of each committee chair. The position descriptions and the committee charters are available on our website at www.dirtt.com/investors/leadership-and-governance.

Leadership Structure of the Board

Mr. Robinson, a non-independent director, serves as the Executive Chairman of the Board. Mr. Robinson has served on the Board of Directors since April 2022, was appointed as Chairman of the Board in June 2024 and was appointed Executive Chair in November 2025. In his new role as Executive Chairman, Mr. Robinson will coordinate the execution of the strategic plan established by the Board and executive team, execute on business and operational transformation initiatives and oversee the work of the newly appointed Chief Transformation Officer. Ms. Hess Groos has been appointed Lead Independent Director. In this role, Ms. Hess Groos provides independent leadership for the Board and in particular, its independent directors, and assists the Board in discharging its duties, responsibilities and obligations independently of management. Ms. Hess Groos presides over the executive sessions of the Board in which non-independent directors do not participate. Ms. Hess Groos also serves as a liaison to management on behalf of the independent members of the Board. Our Board has concluded that our current leadership structure is appropriate at this time. Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Meetings

The following table shows the record of attendance by incumbent directors at Board and committee meetings for the year ended December 31, 2025. Each director attended at least 90% of the aggregate of the meetings of the Board and meetings of the committees of which he or she was a member in the portion of our last fiscal year during which such person was a director. The Board encourages all directors to attend the annual meeting of shareholders, if practicable. At the 2025 annual and special meeting of shareholders, seven of the incumbent directors attended the meeting.

Director	Board	Audit Committee	Corporate Governance and Compensation Committee	Enterprise Risk Management Committee	Total Attendance

Douglas Edwards	5/6	4/4	4/4	-	13/14
Aron English (1)	4/4	-	2/3	2/2	8/9
Jeremy Gold (2)	-	-	-	-	-
Holly Hess Groos	6/6	4/4	2/2	-	12/12
Shaun Noll (3)	4/4	-	2/2	2/2	8/8
Shalima Pannikode(4)	5/6	-	-	4/4	9/10
Scott Robinson	6/6	-	-	4/4	10/10
Scott Ryan	6/6	4/4	-	4/4	14/14
Benjamin Urban	6/6	-	-	-	6/6
Adrian Zarate(1)(5)	2/2	-	1/1	-	3/3

(1)
Mr. English stepped down from the Board on July 30, 2025 and Mr. Zarate was appointed as the replacement 22NW Fund nominee under the Support Agreement.
(2)
Mr. Gold was appointed to the board February 13, 2026.
(3)
Mr. Noll did not stand for re-election and ceased to be a director of the Company on June 24, 2025.
(4)
Ms. Pannikode was appointed to the Corporate Governance and Compensation Committee on November 26, 2025.
(5)
Mr. Zarate stepped down from the Corporate Governance and Compensation Committee in connection with his appointment as Chief Transformation Officer on November 26, 2025.

The Board and its committees generally conduct in-camera sessions (i.e., executive sessions) during each Board meeting, at which no executive directors or members of management are present. The in-camera sessions are intended to encourage the Board and its committees to fully and independently fulfill their mandates or charters and to facilitate the performance of the fiduciary duties and responsibilities of the Board and its committees on behalf of shareholders. During 2025, the Board held six meetings at which non-independent directors were not present.

Board Committees

Our Board has established three standing committees, being the Audit Committee, Corporate Governance and Compensation Committee and Enterprise Risk Management Committee. Our Board has and may again, from time to time, establish other committees to facilitate the management of our business. The following sections describe the composition and functions of each of our three standing committees. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our Audit Committee currently consists of Holly Hess Groos (Chair), Douglas Edwards and Scott Ryan. Our Board has determined that Ms. Hess Groos, Mr. Edwards and Mr. Ryan are financially literate under applicable securities laws of Canada and the United States.

Our Board has determined that Ms. Hess Groos is an “audit committee financial expert” within the meaning of SEC regulations.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Audit Committee, which is available on our website at www.dirtt.com/investors/leadership-and-governance. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•
the integrity of the Company’s financial statements;
•
the Company’s compliance with legal and regulatory requirements related to financial reporting;
•
the qualifications, independence and performance of the Company’s independent auditor;
•
the review of internal controls and disclosure controls of the Company;
•
the accounting and financial reporting processes of the Company and audits of the Company’s financial statements; and
•
any additional matters delegated to the Audit Committee by the Board.

The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Audit Committee meets at least four times annually and met a total of six times in the year ended December 31, 2025.

Corporate Governance and Compensation Committee

Our Corporate Governance and Compensation Committee currently consists of Douglas Edwards (Chair), Holly Hess Groos, and Shalima Pannikode. Each is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Corporate Governance and Compensation Committee, which is available on our website at www.dirtt.com/investors/leadership-and-governance. The Corporate Governance and Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•
the selection, retention and compensation of executive officers and other members of senior management as the Corporate Governance and Compensation Committee may identify from time to time;
•
the management of benefit plans for employees;
•
the size, composition and structure of the Board and its committees;
•
the recommendation of nominees for election to the Board and its committees;
•
the implementation of the Board Diversity and Inclusion Policy;
•
related party transactions and other matters involving conflicts of interest;
•
the process to evaluate the effectiveness of the Board and its committees; and
•
any additional matters the Board delegates to the Corporate Governance and Compensation Committee.

The Corporate Governance and Compensation Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Corporate Governance and Compensation Committee may delegate its authority to a subcommittee of the Corporate Governance and Compensation Committee. In assessing performance of executive officers (other than the Chief Executive Officer), the Corporate Governance and Compensation Committee considers the Chief Executive Officer’s review of those executive officers’ performance and recommendations regarding their compensation. The Corporate Governance and Compensation Committee meets at least twice annually and met a total of four times in the year ended December 31, 2025.

Enterprise Risk Management Committee

Our Enterprise Risk Management Committee currently consists of Scott Ryan (Chair), Scott Robinson, and Shalima Pannikode.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Enterprise Risk Management Committee, which is available on our website at www.dirtt.com/investors/leadership-and-governance. The Enterprise Risk Management Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•
the Company’s overall approach to risk management and mitigation;
•
reviewing reports on selected risk topics;
•
the Company’s policies and procedures for ensuring compliance with regulatory requirements relating to various risk categories; and
•
any additional matters the Board delegates to the Enterprise Risk Management Committee.

The Enterprise Risk Management Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Enterprise Risk Management Committee meets at least twice annually and met a total of four times in the year ended December 31, 2025.

At each meeting, the Enterprise Risk Management Committee receives reports from management regarding, among other things, risk exposures of the Company (including financial risks and risks related to information security, cybersecurity and data protection) and the steps management takes to monitor and control these exposures.

We have a comprehensive program for identifying and mitigating information and cybersecurity risks, enhancing the skills of our people, our processes and technology aspects of the Company. In particular, we use automated software and hardware solutions to protect our on-premise and cloud infrastructure; conduct routine third-party evaluations and vulnerability testing to identify and mitigate risks; and deploy ongoing information security training and awareness programs throughout the Company. We also maintain cybersecurity insurance of the types and amounts considered commercially prudent and consistent with industry practice.

With respect to cybersecurity, our Cybersecurity team performs periodic risk assessments and, on a quarterly basis, or more frequently as required, provides the Enterprise Risk Management Committee information related to the Company’s cybersecurity, including statistics on attempted cyber-attacks, status of employee information security training awareness, and information on any security investigations. The Cybersecurity team advises the Enterprise Risk Management Committee of significant global cyber events that occurred during the quarter and whether they impacted the Company. The Cybersecurity team regularly discusses with the Enterprise Risk Management Committee the Company’s cybersecurity posture and whether the Company should implement additional protections and controls to assist the Company in protecting, responding to, or mitigating potential future cyber-attacks.

ESG Oversight

ESG oversight is conducted from the highest levels of the Company’s organization. The Enterprise Risk Management Committee has been tasked with specific oversight with respect to corporate responsibility and sustainability, including environmental, social and other public issues of significance to the Company and its stakeholders, and reviews management’s assessments of such strategy, initiatives and policies. The Company has issued ESG reports since 2021 and continues to work towards achieving various objectives outlined therein. The Company is evaluating its current ESG goals, including those relating to environmental sustainability and will present those in its 2025 ESG report later this year. Among other things, the Enterprise Risk Management Committee receives reports from management regarding the Company’s ESG objectives, the steps management takes to monitor compliance, and current ESG trends.

Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance and enhance shareholder value. The Board also established the Enterprise Risk Management Committee and delegated certain responsibilities for risk oversight to the committee. Risk management includes not only understanding Company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board and the Enterprise Risk Management Committee periodically review our business strategy and management’s assessment of the related risks and discusses with management the appropriate level of risk for the Company. Each of our Board committees also oversees the management of risk that falls within that committee’s areas of responsibility. For example, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor and mitigate potential risk exposure. In providing such oversight, the Audit Committee may also discuss such processes and controls with our independent registered public accounting firm. The Corporate Governance and Compensation Committee likewise assists the Board in fulfilling its risk oversight responsibilities associated with, among other things, compensation program design (by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material and adverse effect on us), as well as risk management relating to corporate governance, Board organization and Board membership.

Director Term Limits and Other Mechanisms of Board Renewal

The Board has not established term limits for directors and believes such limits can result in the loss of valuable, experienced directors solely on the basis of age or length of service. Under the leadership of the Corporate Governance and Compensation Committee, an annual performance evaluation process is in place to ensure adequate Board renewal. This annual process evaluates the tenure and performance of individual directors and reviews the composition and effectiveness of the Board and its committees. Assessments include, among other things, a skills matrix that helps the Corporate Governance and Compensation Committee and the Board assess whether the Board possesses the appropriate experience, expertise and business and operational insight for the effective stewardship of the Company. The Corporate Governance and Compensation Committee also oversees an annual confidential evaluation of each director regarding his or her views on the effectiveness of the Board, its committees and the Chair. Recommendations resulting from the evaluation are also used to enhance Board composition and improve Board effectiveness.

Director Skills Matrix

As discussed above, the Corporate Governance and Compensation Committee believes that our Board’s membership should represent a diversity of backgrounds, experience and skills. To this end, the Corporate Governance and Compensation Committee has established a skills matrix outlining the skills and experiences which they believe are most relevant for the Company. This process informs the Board’s succession planning process by identifying any gaps in the competencies required. The Corporate Governance and Compensation Committee reviews annually and updates as necessary the skills matrix. The table below describes the skills of our director nominees proposed for election as directors at the Meeting.

Nomination of Directors

The Board is committed to a process of ongoing Board development and renewal to ensure the Board as a whole, can add significant value to the current and long-term goals of the Company. The Corporate Governance and Compensation Committee is composed entirely of independent directors and is mandated by the Board to identify and assess potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors. In reviewing potential nominees, the Corporate

Governance and Compensation Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the Corporate Governance and Compensation Committee considers each potential nominee’s (i) relevant experience, skills, qualifications and contributions, including to any Board committees on which the director may serve, (ii) past Board and committee meeting attendance and performance, (iii) length of Board service or service on boards of directors of other companies, (iv) personal and professional integrity, (v) independence under the standards of applicable securities laws and exchange rules, and (vi) responsibilities that would materially interfere with or be incompatible with Board membership. After reviewing the qualifications of potential Board candidates, the Corporate Governance and Compensation Committee presents its recommendations to the Board, which selects the final director nominees. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating the nominees for the Meeting.

The Corporate Governance and Compensation Committee considers shareholder nominees using these same criteria. Shareholders who wish to present a potential nominee to the Corporate Governance and Compensation Committee for consideration for election at a future annual meeting of shareholders must provide the Corporate Governance and Compensation Committee with notice of the recommendation and certain information regarding the candidate as described in our current by-laws and within the time periods set forth under the caption “Shareholder Proposals.”

Pursuant to the Support Agreement, each of 22NW Fund and WWT has the right to designate a director nominee at this Meeting and at the annual general meeting of shareholders to be held in 2026 (the “2026 Meeting”), subject to certain requirements and restrictions. The Company has nominated Mr. Zarate, as 22NW’s director nominee, for election as a director at the Meeting. Previously, Mr. Shaun Noll served on the Board as WWT’s director nominee. Under the Support Agreement, and subject to the terms thereof, 22NW and WWT have each agreed to vote all of their Common Shares in favor of the recommendations of the Board on director election proposals. For additional information, see “Certain Relationships and Related Party Transactions – Transactions with Related Parties”. The 2026 Support Agreement, as described below, was entered into in connection with the acquisition by the 726 Entities of certain common shares from WWT, as a result of which the 726 Entities own collectively approximately 15.0% of the outstanding Shares. As of result of the share sale by WWT to the 726 Entities, WWT is no longer entitled to its nomination right under the Support Agreement. Except as amended by the 2026 Support Agreement, the Support Agreement otherwise remains in force.

Pursuant to the 2026 Support Agreement (as defined herein), which amends Support Agreement, each of 22NW and the 726 Entities has the right to designate a director nominee at the 2026 Meeting, so long as they respectively own at least the lesser of (i) 10% of the then outstanding common shares, or (ii) 19,174,445 common shares. Under the 2026 Support Agreement, both 22NW and the 726 Entities are subject to certain voting and standstill obligations, including voting in favor of the management director nominees at the 2026 Meeting. Additionally, 22NW and the 726 Entities are each subject to certain restrictions with respect to commencing a take-over bid for the Company. The 2026 Support Agreement otherwise prohibits each of 22NW and the 726 Entities from acquiring any additional common shares and terminates on the date which is 90 days following the 2026 Meeting. Pursuant to the terms of the 2026 Support Agreement, the Company appointed Jeremy Gold, Managing Director, Briger Family Office, to the Board effective February 13, 2026. Mr. Gold is the nominee director for the 726 Entities under the 2026 Support Agreement.

Board Diversity

Our Corporate Governance and Compensation Committee and Board monitor governance developments in Canada and the United States, including those relating to board diversity. We are committed to maintaining a Board that reflects a diversity of experiences, perspectives, backgrounds, skills, and expertise.

The Board adopted an updated formal diversity and inclusion policy in 2024. The policy outlines aspirational goals to have diverse Board membership, at least 20% female directors by 2026 and at least two directors from an underrepresented racial or ethnic background at all times. Additionally, the Corporate Governance and Compensation Committee will regularly (i) review Board composition, succession planning and talent development, (ii) identify candidates for the Board that reflect the Company’s commitment to having a diverse Board, and (iii) work with search firms who will promote the Company’s values in identifying and proposing suitable candidates for Board appointment, including, ensuring that candidates for the Board will include qualified women and/or people from underrepresented racial or ethnic backgrounds.

The Corporate Governance and Compensation Committee and the Board are also responsible for annually assessing the status of Company’s diversity goals. Two (25%) of this year’s nominated directors are women, and two (25%) of this year’s nominated directors are from underrepresented racial or ethnic backgrounds.

The Company has not established numeric targets for representation of women in executive officer positions at this time and does not consider the level of representation of women in executive officer positions when making executive officer appointments. We believe that a less formulaic approach, together with a rigorous search for qualified candidates, will best serve our needs. Currently, there is one woman in an executive officer position (representing 25% of executive officers).

Orientation and Continuing Education

The Corporate Governance and Compensation Committee develops and oversees the execution of orientation and continuing education programs for new and existing directors of the Company, respectively. Orientation programs utilized to on-board new directors are tailored to the needs and areas of expertise of the individual and focus on providing new directors with:

•
information about the duties and obligations of directors;
•
information about the Company’s business and operations;
•
the expectations of directors;
•
opportunities to meet with management and tour Company facilities; and
•
access to relevant documents from recent Board meetings.

These programs are aimed to inform directors as to matters affecting, or that may affect, the Company’s strategies, major risks and operations and to keep directors informed and updated regarding their duties and obligations as directors.

Code of Ethics, Insider Trading Policy and Other Corporate Policies

The Company has adopted a Code of Ethics for its directors, officers, and employees. The Code of Ethics addresses, among other things, conflicts of interest, honest and ethical conduct, the full, fair, accurate, timely and understandable disclosure in periodic reports and other public documents, compliance with applicable laws, rules and regulations (including insider trading laws) and the reporting of violations of the Code of Ethics. All directors, officers, and employees are required to report violations of the Code of Ethics in accordance with the procedures set forth therein and in the Company’s Integrity Policy (i.e., whistleblower policy). The Code of Ethics prohibits retaliation against employees who report suspected misconduct in good faith. The Integrity Policy also promotes, among other things, the disclosure and reporting of any questionable accounting or auditing matters, fraudulent or misleading financial information, and any allegations of misconduct involving Board members or executive officers. The Audit Committee will periodically review the Code of Ethics and oversee its enforcement. A copy of our Code of Ethics can be found on our website at www.dirtt.com/investors/leadership-and-governance and on SEDAR+ at www.sedarplus.ca.

Each director must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must recuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest. Directors, officers, employees and contractors are encouraged to terminate any relationship or interest that gives rise to a conflict of interest that cannot be resolved. In addition, directors, officers, employees and contractors are encouraged to disclose all opportunities to dispose of conflicting interests before any difficulty arises.

The Corporate Governance and Compensation Committee will make recommendations to the Board regarding all proposed related party transactions and situations involving any potential conflict of interest that is not required to be dealt with by an “independent special committee” pursuant to applicable securities regulations or other governing laws.

We have also developed and adopted an insider trading policy for our directors, officers, employees, and contractors (the “Insider Trading Policy”). The Insider Trading Policy is designed to promote proper trading practices in our Common Shares in accordance with applicable securities regulations or other governing laws.

Short-Sales and Hedging Transactions

Pursuant to the Company’s Insider Trading Policy, all directors, officers and other employees of the Company or any of its subsidiaries, along with their immediate family members, other members of their households and entities or trusts that are controlled by any such individual, are prohibited from (i) making any short sales of any securities of the Company, (ii) engaging in transactions involving Company-based derivative securities (other than equity-based compensation), or (iii) otherwise engaging in any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s Common Shares, including through prepaid variable forward contracts and exchange funds. “Short sales” are sales of securities that the seller does not own at the time of the sale or, if owned, that will not be delivered within 20 days of the sale. It is illegal for directors and executive officers (including each individual subject to reporting under Section 16 of the U.S. Exchange Act of the Company) to sell the Company’s securities short. “Derivative securities” are options, warrants, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s Common Shares. This prohibition includes, but is not limited to, trading in Company-based option contracts, transacting in variable forward contracts, equity swaps, straddles or collars, hedging, and writing puts or calls. Nevertheless, holding and exercising options, deferred share units, performance share units, restricted stock units or other derivative securities granted under an equity-based compensation or incentive plan of the Company are not prohibited by the Company’s Insider Trading Policy.

Board Shareholder Communication and Engagement Policy

The Board, acting on the recommendation of the Corporate Governance and Compensation Committee, has adopted a Board Shareholder Communication and Engagement Policy to promote open and sustained dialogue with the Company’s shareholders. The policy is consistent with the Company’s policies and its obligations to provide timely disclosure and maintain effective disclosure controls and procedures. A copy of our Board Shareholder Communication and Engagement Policy can be found on our website at www.dirtt.com/investors/leadership-and-governance.

As part of our commitment to ongoing shareholder communication and engagement, the Company communicates with our shareholders through a variety of channels, including quarterly and annual disclosure, earnings conference calls, presentations at investor and industry conferences, news releases and our website. Details of our quarterly conference calls and other investor-related information are posted at the Company’s website at www.dirtt.com/investors.

We encourage our shareholders to contact the Board to discuss our approach to executive pay, corporate performance and governance. All shareholder communications intended for the Board will be received and processed by the Company’s general counsel’s office, where they will be reviewed and forwarded to the Chair of the Board with a recommendation about whether and how to respond to the communications. The Chair of the Board will determine whether and how the communication should be addressed. Any engagement with shareholders will be subject to compliance with the Company’s communications policies and all applicable laws, including those regarding selective disclosure. Shareholders may address communications to Board members as follows:

Email: legal@dirtt.com

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta Canada T2C 1N6

Attention: Corporate Secretary

EXECUTIVE OFFICERS

Our current executive officers and their respective ages and positions as of the Record Date are set forth in the following table. Biographical information regarding each executive officer (other than Mr. Urban) is set forth following the table. Biographical information for Mr. Urban is set forth above under “Proposal No. 1—Election of Directors.”

Name	Age	Position
Benjamin Urban	50	Chief Executive Officer and Director
Fareeha Khan	46	Chief Financial Officer and Corporate Secretary

Biographical Information of Executive Officers

Fareeha Khan became our Chief Financial Officer in August 2023 after four years with the Company. She joined the Company as Director, Internal Controls and served in that role from 2019 to 2022. She then served as our Financial Controller and Vice President, Finance during 2023. During her tenure at DIRTT, Ms. Khan led business process and controls implementation for all significant business cycles, risk assessment and the annual insurance renewal process, internal and external financial reporting and various internal projects relating to DIRTT’s products, profitability and margins. Her two-decade-plus career in finance has seen her travel the globe, with a considerable tenure at PricewaterhouseCoopers LLP in Canada and Pakistan after starting her career at Deloitte LLP in Zimbabwe. Fareeha has a Bachelor of Accounting Science from the University of South Africa. She is a member of the Institute of Chartered Accountants in England and Wales and the Institute of Chartered Accountants of Zimbabwe.

Legal Proceedings

None of the Company’s executive officers have been involved in any legal proceedings requiring disclosure under U.S. federal securities laws.

EXECUTIVE COMPENSATION

As a smaller reporting company, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. We will also provide a Pay vs Performance table following the other compensation disclosures. The executive compensation reporting obligations extend only to our “named executive officers” or “NEOs,” who are the individuals who (i) served as our principal executive officer, (ii) our two other most highly compensated executive officers other than the principal executive officer, and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as one of our executive officers during the last completed fiscal year. For the fiscal year ended December 31, 2025, our NEOs were:

Name	Principal Position
Benjamin Urban	Chief Executive Officer

Fareeha Khan	Chief Financial Officer and Corporate Secretary

Richard Hunter	President and Chief Operating Officer (former)(1)

(1) Mr. Hunter departed from the Company effective January 12, 2026.

The disclosure in this “Executive Compensation” section pertains to the compensation earned or paid to our NEOs for the fiscal year ended December 31, 2025.

Implementation of Best Practices

The Company has implemented the following strong corporate governance practices:

•
Adoption of an Incentive Recoupment Policy (“Clawback Policy”), which allows for the recovery of certain incentive compensation paid to our executives, including our NEOs, in the event of certain restatements of the Company’s financial statements.
•
Prohibition against short-sales, hedges or pledges of the Company’s securities, or engaging in transactions involving the Company-based derivative securities, as set out in the Company’s Insider Trading Policies.
•
Annual compensation risk assessment to identify and address risks in the Company’s compensation practices.

Clawback Policy

In 2020, the Board adopted the Clawback Policy to permit the Company to recover certain incentive compensation paid to our executives, including our NEOs, in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirements under applicable securities laws that the Board or a committee thereof determines is due in whole or in part to fraud or intentional misconduct by such executive(s). Pursuant to the Clawback Policy, the Company may recoup any cash, equity, or equity-based compensation received by our executives under any of the Company’s incentive plans. The Company is not currently subject to the requirements of Section 10D of the Exchange Act or the related requirement of Nasdaq and the New York Stock Exchange, nor was it subject to those requirements as of their effectiveness, and, as a result, the Clawback Policy is not intended to comply with those requirements. If the Company becomes subject to such requirements in the future, the Clawback Policy will be amended to comply with the same.

Equity Granting Policy

We do not grant equity awards in anticipation of the release of material nonpublic information.

Role of Compensation Consultant

During 2024, the Corporate Governance and Compensation Committee appointed Hugessen Consulting Inc. (“Hugessen”) to review the Company’s executive officer and director compensation. As part of the review, Hugessen provided us with a comparison analysis of the Company’s executive officer and director pay against the approved compensation peer group. As a result of this review, certain changes to executive officer and director compensation were implemented in 2024, as further described below within applicable discussions. During 2025, a formal review was not performed by Hugessen but the Corporate Governance and Compensation Committee consulted with Hugessen from time to time.

2025 Summary Compensation Table

The following table provides information regarding the compensation earned by our NEOs during the fiscal years ended December 31, 2025 and December 31, 2024, as applicable for the year that those individuals were deemed to be NEOs. All amounts in this table and the accompanying footnotes were paid in Canadian dollars, with the exception of Mr. Urban, who was paid in U.S. dollars. All amounts in this table and the accompanying footnotes that were originally paid in Canadian dollars have been converted to U.S. dollars for purposes of this table using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2025 exchange rate of C$1.3712 = US$1.00. All amounts in this table and the accompanying footnotes pertaining to 2024 compensation paid in Canadian dollars have been converted to U.S. dollars using the December 31, 2024 exchange rate of C$1.4400 = US$1.00. See “Narrative Disclosure to Summary Compensation Table—Base Salary” for more information regarding the Company’s use of a different exchange rate for payroll purposes only.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Benjamin Urban	2025	395,000	—	—	—	15,000	410,000
Chief Executive Officer	2024	385,000	—	937,500	—	15,000	1,337,500
Fareeha Khan	2025	300,000	—	—	—	—	300,000
Chief Financial Officer	2024	238,530	25,875	711,056	53,466	—	1,028,927
Richard Hunter	2025	369,202	—	—	—	15,000	384,202
President and Chief Operating Officer	2024	362,500	—	1,497,396	74,360	15,000	1,949,256
(1)
The amount in this column represents, for Ms. Khan, retention bonus payments related to retaining her employment during 2024.
(2)
Executive Officers were not awarded any grants in 2025. Amounts in the 2024 column represent the aggregate grant date fair value of the time-based RSUs granted under our LTIP. Grant date values were calculated in accordance with FASB ASC Topic 718 using the trading price of the Common Shares as reported on the TSX on the grant date, disregarding estimated forfeitures. For a discussion of valuation assumptions, see Note 17 included under Stock-Based Compensation in our Consolidated Financial Statements for the year ended December 31, 2025 filed on Form 10-K. On August 14, 2024, (i) Messrs. Urban and Hunter were each granted 1.5 million RSUs and Ms. Khan was granted 1 million RSUs which will cliff vest on August 14, 2026 and (ii) the Company granted 300,000 RSUs to each of Mr. Urban and Ms. Khan and 375,000 to Mr. Hunter, one-third of which will vest every year over a three-year period from the date of grant, in each which case such vesting is generally subject to continued employment. On the same day, Mr. Hunter was granted an additional 1 million RSUs cliff vesting on August 14, 2026 on his promotion to the role of President and Chief Operating Officer of the Company. Once vested, the RSUs will be settled by way of the provision of cash or shares (or a combination thereof) to employees, at the discretion of the Company. The weighted average fair value of the RSUs granted was C$0.75, which was determined using the closing price of the Company’s common shares on the grant date.
(3)
Amounts in this column represent cash payments made pursuant to our Variable Pay Plan (“VPP”).
(4)
Reflects amounts that the Company provides to applicable executives each year as a tax planning allowance.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs. In determining base salaries, the Board also takes into account each NEO’s knowledge of the industry and the financial resources of the Company. The Board believes that the base salaries of our NEOs are competitive to those that are received by comparable officers with comparable responsibilities in similar companies.

Variable Pay Plan

We provide short-term cash incentives to our NEOs through the VPP. The 2025 VPP was constructed so that an NEO’s variable pay is tied to company-wide performance, placing the emphasis on company-wide results and team work. The annual variable pay potential for each NEO represents a meaningful amount of additional compensation to act as a strong incentive to achieve our financial goals, while being fiscally prudent. For 2025, opportunities under the VPP ranged from 0% to 100% of base salary actually paid during the calendar year.

Name	2025 Threshold (% of Base Salary)	2025 Target (% of Base Salary)	2025 Maximum (% of Base Salary)

Benjamin Urban	0%	25%	100%
Fareeha Khan	0%	25%	100%
Richard Hunter	0%	25%	100%

The Board-approved metrics under the 2025 VPP were based on financial targets but also take into account individual and team performance. For eligible NEOs, the applicable financial measures were Revenue, and Adjusted EBITDA as presented in our Annual Report on Form 10-K for the year ended December 31, 2025. As used herein, “Revenue” means the Company’s total revenue from all sources determined in accordance with GAAP, as reported in the Company’s publicly filed financial statements for the 2025 fiscal year.

Under the terms of the VPP, for participants to earn threshold, target, or maximum amounts under the financial targets, the following performance levels for Company Revenue and Adjusted EBITDA had to be achieved:

	Threshold	Target	Maximum
Revenue	< $201.5 million	$201.5 million	> $209 million

Adjusted EBITDA	< $21.5 million	$21.5million	> $25.0 million

If the actual results fell between the threshold and target performance goals or between the target and maximum performance goals,

then the Corporate Governance and Compensation Committee may use judgment to determine the amount of the bonuses earned by participants under the VPP. Each metric has a 50% weighting. If one metric was met 25% payout would be achieved.

For 2025, we reported revenue of $168.9 million (2024 – $174.3 million) and Adjusted EBITDA of $7.4 million (2024 – $15.4 million) in our Annual Report on Form 10-K for the year ended December 31, 2025. Adjusted EBITDA is a non-GAAP financial measure that is not standardized under GAAP and may not be comparable to similar financial measures disclosed by other issuers. The most directly comparable financial measure to Adjusted EBITDA disclosed in the Company’s primary financial statements is net income (loss) after tax. In 2025, the Company report net loss after tax of $14.4 million. For a reconciliation of Adjusted EBITDA to net income (loss) after tax see “Non-GAAP Financial Measures” in the Annual Report on Form 10-K for the year ended December 31, 2025, which section is incorporated by reference herein and is available on SEDAR+ at www.sedarplus.ca. The actual results were below Threshold and hence there was no payout under the VPP program for 2025.

Long-Term Incentive Awards

In addition to the short-term incentive plan, our NEOs are eligible to receive annual awards of long-term equity incentives under our LTIP. In 2025, NEOs did not receive any long-term incentive awards.

Other Long-Term Incentives

In 2023, for Messrs. Urban, Hunter and Little, the Board approved an additional long-term incentive program comprising of PSUs with a performance period of January 1, 2023 to December 31, 2026 based on continued employment through that date and performance during that period, and will be settled shortly thereafter. The grant date of the PSUs was June 9, 2023 and was for a target number of 2,584,161 PSUs in aggregate, representing 2.5% of the issued and outstanding shares of the Company at the time. The PSUs were allocated 35.71% to each of Messrs. Urban and Hunter and 28.58% to Mr. Little. Under the terms of the agreement, the participants could earn up to a maximum of 190% of the target number of PSUs granted:

•
If the Company achieves (i) Revenue equal to or greater than $317.2 million but less than $345.3 million and (ii) EBITDA equal to or greater than $52.3 million but less than $65.6 million during any fiscal year between January 1, 2023 to December 31, 2026, then 100% of the PSUs will vest.
•
If the Company achieves (i) Revenue equal to or greater than $345.3 million but less than $375.3 million and (ii) EBITDA equal to or greater than $65.6 million but less than $76.9 million during any fiscal year between January 1, 2023 to December 31, 2026, then 160% of the PSUs will vest.

•
If the Company has achieved (i) Revenue equal to or greater than $375.3 million and (ii) EBITDA equal to or greater than $76.9 million during any fiscal year during January 1, 2023 to December 31, 2026, then 190% of the PSUs will vest.

There will be no interpolation between the thresholds in determining settlement amounts.

As used herein, “Revenue” means the Company’s total revenue from all sources determined in accordance with U.S. GAAP, as reported in the Company’s publicly filed financial statements for the 2023 fiscal year. “EBITDA” shall mean net income before interest, taxes, depreciation and amortization.

This performance target was not achieved in fiscal years 2023, 2024, or 2025, and as a result, no PSUs vested under the program. Mr. Little departed the Company in August 2023, at which time his PSUs were forfeited. Mr. Hunter departed the Company in January 2026, and his PSUs were likewise forfeited.

Additional performance-based incentive awards were not issued in 2025.

LTIP

The following table sets out the key features of our LTIP.

Eligibility	▪ Granted at the discretion of the Board to directors, officers, employees, consultants, and other persons.
Type of Awards Authorized for Issuance
▪
Options (including incentive stock options intended to qualify as such under section 422 of the Code), share appreciation rights, restricted share units, restricted shares, dividend-equivalent rights in conjunction with the grant of restricted share units, vested share awards, other share-based awards and cash awards.

Number of Awards Issued Under the Plan
▪
As of December 31, 2025, 13,607,871 Common Shares had been issued in settlement of Awards under the LTIP.
▪
As of December 31, 2025, there were 8,136,408 RSUs outstanding under the LTIP, having underlying Common Shares representing approximately 4.2% of the issued and outstanding Common Shares, PSUs outstanding under the LTIP, having a maximum potential of 4,258,655 underlying Common Shares representing approximately 2.2% of the issued and outstanding Common Shares, 2,770,797 DSUs that are expected to be settled in equity outstanding under the LTIP, having underlying Common Shares representing approximately 1.4% of the issued and outstanding Common Shares. In aggregate, as of December 31, 2025, there were 15,165,860 Common Shares underlying awards outstanding under the LTIP (representing 7.9% of the issued and outstanding Common Shares as at December 31, 2025) and 5,662,220 Common Shares reserved and available for issuance under the LTIP (representing 3.0% of the issued and outstanding Commons Shares as at December 31, 2025).

Plan Limits	▪ Awards may be issued in such numbers as the Board may determine, subject to the below limitations.

▪
The maximum number of Common Shares that may be reserved and available for issuance under the LTIP is 30,350,000 plus the number of Common Shares subject to stock options previously granted under the Option Plan that, following May 22, 2020, expired or for any reason were cancelled or terminated without having been exercised in full. In total, 5,623,487 stock options previously granted under the Option Plan and outstanding on May 22, 2020 expired or were canceled or terminated without having been exercised in full, resulting in 5,623,487 additional Common Shares being added to the share reserve under the LTIP. There are no remaining stock options outstanding under the Option Plan. Accordingly, the maximum number of Common Shares that could become issuable under the LTIP since the inception of the plan in 2020 is 35,973,487 (representing 18.7% of the issued and outstanding Common Shares as at December 31, 2025).

▪ The maximum number of Common Shares underlying or relating to awards which may be granted to a participant in a calendar year may not exceed 10% of the total issued and outstanding Common Shares.

▪
Under the LTIP and any other security-based compensation arrangement, the maximum number of Common Shares issuable to insiders pursuant to outstanding awards at any time may not exceed 10% of the total issued and outstanding Common Shares.

▪
Under the LTIP and any other security-based compensation arrangement, the maximum number of Common Shares issued to insiders in any one-year period may not exceed 10% of the total issued and outstanding Common Shares.

▪
The aggregate number of Common Shares issuable pursuant to outstanding awards to non-employee directors will be limited to 1% of the total issued and outstanding Common Shares provided that the value of all stock options issuable in any one-year period under the LTIP to any one non-employee director may not exceed C$100,000, and the value of all awards issuable in any one-year period may not exceed C$150,000 (excluding awards taken in lieu of cash fees or a one-time initial grant upon joining the board).

Vesting
▪
The minimum vesting period is one year after the date of grant; provided, however, that (i) the Corporate Governance and Compensation Committee may grant awards with a vesting schedule that provides for full or partial vesting less than one year after the date of grant so long as such awards do not constitute more than 5% of the number of Common Shares available for issuance under the LTIP, (ii) awards may vest upon death, termination of employment or a change of control, and (iii) this limitation will not apply to certain awards granted in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines.

Change of Control
▪
In the event of a change of control, if the successor entity does not assume the outstanding awards or substitute similar awards on the same terms and conditions as the original awards, the vesting of all outstanding awards will be accelerated in full with effect immediately prior to the change of control (vesting for performance-based awards will be measured and calculated assuming target performance was achieved).

Amendments
▪
The Board may amend, alter, suspend, discontinue or terminate the LTIP or any award without the consent of any shareholder, participant, holder or beneficiary of an award or other person; provided that such amendment, alteration, suspension, discontinuation or termination does not impair the rights of a participant, holder or beneficiary (subject to the Company’s rights to adjust awards in connection with certain recapitalizations, restructurings, and related transactions).

▪
The Board may amend the LTIP without shareholder approval as follows: (i) amendments for the purpose of curing any inconsistency, ambiguity, error, or omission in the LTIP or award, (ii) as necessary to comply with applicable laws, (iii) amendments of a “housekeeping” nature, (iv) amendments intended to comply with changes in tax or regulatory requirements, or (v) a change to the termination provisions of awards which does not entail an extension beyond the original expiry date of such award.

▪
Shareholder approval is required for any amendment that would (i) increase the total number of Common Shares available for awards under the LTIP, (ii) amend any outstanding option or share appreciation right to reduce its exercise price, extend its term beyond the original term set forth in the applicable award agreement or take any other action that would be considered a repricing under the applicable stock exchange listing standards, (iii) remove or exceed the insider participation limits, (iv) increase the non-employee director compensation limits, (v) have the effect of amending the section of the LTIP that enumerates what actions require approval of shareholders, (vi) modify or amend the provisions of the LTIP in any manner that would permit awards to be transferable or assignable in a manner other than as currently provided in the LTIP, (vii) change eligible Participants under the LTIP, which would have the effect of broadening or increasing insider participation, or (viii) otherwise cause the LTIP to cease to comply with any tax or regulatory requirement.

General
▪
Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any award, other than an award of fully vested shares, except by will or the laws of descent or by the designation of a beneficiary.

▪
The exercise price for options (which must not be less than the fair market value per Common Share as of the date of grant) may be satisfied in cash, Common Shares, including previously owned Common Shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of Common Shares otherwise issuable pursuant to the option

▪
The market appreciation of share appreciation rights is equal to the excess of the fair market value of one Common Share on the date of exercise over the grant price of the share appreciation right (which must not be less than the fair market value of a Common Share on the date of grant), payable in either cash or our Common Shares or any combination thereof as determined by the Company.

▪ All awards are subject to any written clawback policy of the Company adopted from time to time.

Employee Share Purchase Plan

The Board has adopted the Company’s Amended and Restated Employee Share Purchase Plan (“A&R ESPP”) to encourage ownership of Common Shares and to align the interest of employees, including NEOs, more closely with those of shareholders. All employees, including the NEOs, are eligible to participate in the ESPP. Under the ESPP, employees are able to purchase Common Shares up to an aggregate amount of 10% of their base salaries at a price equal to 85% of the volume-weighted average trading price of the Common Shares as reflected on the TSX over the final five trading days of each offering period.

All Other Compensation

Certain of our NEOs receive limited perquisites and other benefits, the value of which is disclosed in the “All Other Compensation” column of the Summary Compensation Table in accordance with Item 402(n) of Regulation S-K but are deemed immaterial pursuant to Item 402(o)(7) of Regulation S-K and thus are not described below. Certain of our NEOs have entered into agreements or arrangements pursuant to which we have provided additional perquisites or benefits that are deemed material pursuant to Item 402(o)(7) of Regulation S-K and such benefits are described below.

Agreements with our NEOs

We have entered into employment agreements with each of our NEOs (the “Employment Agreements”). Under these Employment Agreements, each of our NEOs is entitled to a certain level of base salary, minimum short-term incentives under the VPP, as well as certain severance benefits upon a qualifying termination of employment. The Employment Agreements include customary restrictive covenants, including those precluding the executives from soliciting employees or competing with us for a period of time following termination of employment.

Urban Employment Agreement

On June 22, 2022, we entered into an executive employment agreement with Benjamin Urban (the “Urban Employment Agreement”). The Urban Employment Agreement provides Mr. Urban with (i) an annualized base salary of $375,000 (increased to $395,000 effective July 1, 2024), (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity as set by the Board, (iii) eligibility to participate in the LTIP, (iv) reimbursement of tax preparation expense up to a maximum of $5,000 per year, (v) provision of director and officer insurance coverage or coverage under any other applicable insurance plans or policies for directors or officers of the Company, (vi) four weeks of vacation per calendar year, and (vii) eligibility to participate in our broad- based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans. Additionally, starting in 2024, we provided Mr. Urban with an increased reimbursement amount of $15,000 for his tax preparation expenses. For information regarding the payments that the Urban Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Urban Employment Agreement.”

Hunter Employment Agreement

On August 12, 2022, we entered into an executive employment agreement with Richard Hunter (the “Hunter Employment Agreement”), which was effective throughout 2024. The Hunter Employment Agreement provides Mr. Hunter with (i) an annualized base salary of $350,000 (increased to $375,000 effective July 1, 2024), (ii) eligibility to participate in the Company’s VPP with a target short-term incentive bonus opportunity as set by the Board, (iii) eligibility to participate in the LTIP, (iv) reimbursement of tax preparation expense up to a maximum of $5,000 per year, (v) reimbursement relocation expenses; provision of director and officer insurance coverage or coverage under any other applicable insurance plans or policies for directors or officers of the Company, (vi) four weeks of vacation per calendar year, and (vii) eligibility to participate in our broad based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans. Additionally, starting in 2024, we provided Mr. Hunter with an increased reimbursement amount of $15,000 for his tax preparation expenses.

In 2025, Mr. Hunter’s employment agreement was amended and restated (the “Amended and Restated Hunter Employment Agreement”). The Amended and Restated Hunter Employment Agreement provides for an annual base salary of C$506,250, four weeks paid vacation, and eligibility to participate in the Company’s health and dental plans, equity-based arrangements, Employee Share Purchase Plan, and Variable Pay Plan, with an initial target bonus of 50-100% of Mr. Hunter’s annual base salary. The Amended and Restated Hunter Employment Agreement also provides for reimbursement for reasonable travel and other out of pocket expenses and a tax equalization guarantee (applicable during the period he is employed from January 1, 2024 through December 31, 2026). For information regarding the payments that the Hunter Employment Agreement and the Amended and Restated Hunter Employment Agreement provides upon termination of employment or change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Hunter Employment Agreement.”

Khan Employment Agreement

In connection with her appointment on August 2, 2023, Ms. Khan entered into an executive employment agreement with the Company, effective as of August 25, 2023 (the “Khan Employment Agreement”). Pursuant to the Khan Employment Agreement, Ms. Khan receives an annualized base salary of C$300,000 (increased to $300,000 effective July 1, 2024), and is eligible to participate in the VPP with a target short-term incentive bonus opportunity as set by the Board. Ms. Khan received a one-time cash bonus of C$50,000, paid one year after the effective date of the Khan Employment Agreement. The Khan Employment Agreement further provides that Ms. Khan is eligible to participate in the Company’s standard employee benefit plans and programs, including the Company’s LTIP and ESPP. Ms. Khan will also be eligible for five weeks of paid vacation per completed calendar year (pro-rated for partial calendar years), increased by one week for each five years of service up to a maximum of six weeks. Additionally, starting in 2024, Ms. Khan was eligible for reimbursement up to $15,000 for tax preparation expenses. Ms. Khan did not utilize the tax preparation reimbursement benefit in 2024. For information regarding the payments that the Khan Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Khan Employment Agreement.”

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards that were held by our NEOs as of December 31, 2025.

Named Executive Officer	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares or units or other rights that have not vested (#)(3)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Benjamin Urban	1,825,000	$1,211,165	922,804	$612,421
Fareeha Khan	1,225,000	$812,974	-	-
Richard Hunter	2,866,667	$1,902,470	922,804	$612,421

(1)
The numbers in this column represent (i) 375,000 unvested time-based RSUs granted to Mr. Urban on June 7, 2023, two-third of which equally vested on June 7, 2024 and 2025, and the remaining one-third of which will vest on June 7, 2026, (ii) 1,500,000 unvested time-based RSUs granted to Mr. Urban on August 14, 2024, which will vest in full on August 14, 2026 subject to his continued employment through such date, (iii) 300,000 unvested time-based RSUs granted to Mr. Urban on August 14, 2024, one-third of which vested on August 14, 2025 and the remaining two-thirds which will vest in two substantially equal installments on each of August 14, 2026 and August 14, 2027, in each case, subject to his continued employment through such date (iv) 75,000 unvested time-based RSUs granted to Ms. Khan on June 7, 2023, two-thirds of which vested equally on June 7, 2024 and 2025 and one-third of which will vest on June 7, 2026, in each case, subject to her continued employment through such date, (v) 1,000,000 unvested time-based RSUs granted to Ms. Khan on August 14, 2024, which will vest on August 14, 2026 subject to her continued employment through such date, (vi) 300,000 unvested time-based RSUs granted to Ms. Khan on August 14, 2024, one-third or which vested on August 14, 2025 and the remaining two-thirds which will vest in substantially equal installments on each of August 14, 2026 and August 14, 2027 subject to her continued employment through such date. Mr. Hunter received (i) 350,000 unvested time-based RSUs granted to Mr. Hunter on June 7, 2023, two-thirds of which vested June 7, 2024 and 2025 (ii) 1,500,000 unvested time-based RSUs granted to Mr. Hunter on August 14, 2024, as well as an additional 1,000,000 unvested time-based RSUs granted in connection with Mr. Hunter’s promotion to President and Chief Operating Officer, which total amount of 2,500,000 RSUs which were due to vest in full on August 14, 2026, and (iii) 375,000 unvested time-based RSUs granted to Mr. Hunter on August 14, 2024, one-third of which vested on August 14, 2025. Mr Hunter departed the Company on January 12, 2026 and as part of his executive employment agreement, all unvested units immediately vested on March 2, 2026.
(2)
Amounts in this column are calculated using a per-share value of C$0.91 (USD$0.66), which was the closing price of a share on the TSX on December 31, 2025, and have been converted to U.S. dollars using the exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2025 of C$1.3712 = U.S. $1.00.
(3)
The number in this column represents 100% of the target number of PSUs granted on June 9, 2023 to Messrs. Urban and Hunter which will become earned over the three-year performance period ending on June 9, 2026, depending on the level of achievement of the applicable performance conditions and subject to Messrs. Urban and Hunter’s continued employment through such dates. In accordance with SEC rules, the number of PSUs reported in this column assumes the applicable performance metrics are achieved at the target level for the PSUs granted in 2023, which may not be representative of the actual payments that will occur upon the settlement of such awards, as such actual payouts may be significantly more or less. Mr. Hunter’s PSUs were forfeited on his departure from the Company on January 12, 2026.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about securities that may be issued under the outstanding equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by security holders
LTIP	15,165,860	(3)	-	5,662,220
ESPP	-	(4)	-	3,392,473	(5)
Equity compensation plans not approved by security holders	-		-	-
TOTAL	15,165,860			9,054,693
(1)
Awards granted under the A&R ESPP are not reported in this column because the price paid for Common Shares under the A&R ESPP is based on a floating exercise price.
(2)
The Common Shares reserved for issuance will be issuable upon the exercise or vesting of future awards issued under our LTIP. Effective May 22, 2020, no new stock options may be awarded under the Option Plan.
(3)
This number includes outstanding time-based RSUs, PSUs at the maximum settlement level, and all DSUs issued under the LTIP, which may be settled in Common Shares.
(4)
Common Shares subject to outstanding rights under the A&R ESPP are not reported in this column, consistent with SEC guidance.
(5)
This figure reflects 3,392,473 Common Shares that otherwise remained issuable under the A&R ESPP as of December 31, 2025.

The following table sets forth the annual burn rate of stock options, RSUs, PSUs and DSUs issued under the LTIP for the last three years.

Year	Number of Awards Granted	Weighted Average Number of Securities Outstanding	Burn Rate (%)
2025(1)	3,010,209	191,912,548	1.57%
2024(2)	10,301,581	190,542,000	5.41%
2023(3)	10,828,264	101,984,000	10.62%

(1)
2025 grants include RSUs and PSUs awarded under the LTIP, some of which were performance-based.
(2)
No PSUs were granted in 2024.
(3)
During 2023, 2,584,161 PSUs, which may vest up to 190% of the target amount granted dependent on achievement of performance targets, were granted to certain executives. For the purposes of the burn rate calculation in the table above, it was assumed the 2,584,161 PSUs granted in 2023 vest at 190% of the target amount granted, resulting in the issuance of 4,909,907 Common Shares. If the PSUs were to vest at 100%, 2,584,161 Common Shares would be issued on settlement of such PSUs, resulting in a burn rate under the LTIP in 2023 of 8.34%. Of the 2,584,161 PSUs granted in 2023, Mr. Little forfeited 738,553 PSUs on his departure in August 2023. The burn rate calculation also assumes that all 1,795,974 DSUs granted under the LTIP after May 30, 2023, will be settled in Common Shares.

Additional Narrative Disclosure

Agreements with our NEOs

The Employment Agreements generally provide for severance payments and benefits following certain terminations of employment in exchange for the NEOs’ compliance with certain customary restrictive covenants. Outstanding equity awards are governed by the terms of the LTIP and the individual award agreements governing each separate grant of awards, except where the Employment Agreement specifically addresses the LTIP.

Urban Employment Agreement

For Mr. Urban, upon termination of his employment by us without “Just Cause” or resignation by Mr. Urban for “Good Reason” (each as defined below), Mr. Urban will be eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) continued payment of salary during the “Severance Period” (as defined below), (iv) payment of monthly costs under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) during the “Severance Period” (as defined below), and (v) payment of a pro rata bonus for the year of termination, based on actual performance. Such payments will be conditioned upon Mr. Urban executing a general release in favor of the Company, and continued compliance with all restrictive covenants set forth within the employment agreement. As used in the Urban Employment Agreement, the following terms generally have the following definitions:

•
“Just Cause” means (i) fraud, misappropriation, embezzlement or malfeasance, (ii) misfeasance or nonfeasance, (iii) breach of Company policies or obligations under the Urban Employment Agreement, including a breach of obligations under a noncompete, non-solicitation or other restrictive covenant provision of the Urban Employment Agreement, or (iv) conviction of or plea of no contest with respect to any felony or indictable offense or other crime involving fraud or moral turpitude;
•
“Good Reason” means (i) a material diminution in Mr. Urban’s salary or authority, (ii) a material breach by the Company of its obligations under the Urban Employment Agreement, or (iii) the relocation of Mr. Urban’s principal place of employment by more than 50 miles; and
•
“Severance Period” means 12 months, plus one month for each full or partial year of Mr. Urban’s employment with us, up to a maximum of 18 months.

During August 2024, Mr. Urban’s annualized base salary was increased to $395,000, effective July 1, 2024. In 2025, Mr. Urban’s employment agreement was amended to provide for full acceleration of all RSUs in the event of a change of control (as defined in the LTIP or the relevant award agreement, as applicable).

Hunter Employment Agreement

For Mr. Hunter, during 2024, upon termination of employment by us without “Just Cause” or resignation by Mr. Hunter for “Good Reason” (each as defined below), Mr. Hunter was eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) continued payment of salary during the “Severance Period” (as defined below), (iv) payment of monthly costs under COBRA during the “Severance Period” (as defined below), and (v) payment of a pro rata bonus for the year of termination, based on actual performance. Such payments are conditioned upon Mr. Hunter executing a general release in favor of the Company, and continued compliance with all restrictive covenants set forth within the employment agreement.

As used in the Hunter Employment Agreement, the following terms generally have the following definitions:

•
“Just Cause” means (i) fraud, misappropriation, embezzlement or malfeasance, (ii) misfeasance or nonfeasance, (iii) breach of Company policies or obligations under the Hunter Employment Agreement, including a breach of obligations under a non-compete, non-solicitation or other restrictive covenant provision of the Hunter Employment Agreement or (iv) conviction or plea of no contest with respect to any felony or indictable offense or other crime involving fraud or moral turpitude;
•
“Good Reason” means (i) a material diminution in Mr. Hunter’s salary or authority, (ii) a material breach by the Company of its obligations under the Hunter Employment Agreement, or (iii) the relocation of Mr. Hunter’s principal place of employment by more than 50 miles; and
•
“Severance Period” means 12 months.

During August 2024, Mr. Hunter’s annualized base salary was increased to $375,000 effective July 1, 2024.

On September 11, 2024, Mr. Hunter was promoted to President and Chief Operating Officer of the Company. In consideration of his role change, he was issued 1 million RSUs, which cliff vest two years from the date of grant.

The Amended and Restated Hunter Employment Agreement, which became effective in 2025, provides for full acceleration of all RSUs in the event of a change of control (as defined in the LTIP or the relevant award agreement, as applicable) or upon a termination of Mr. Hunter’s employment by the Company without Just Cause, by Mr. Hunter for Good Reason, or by reason of Mr. Hunter’s death.

Pursuant to the Amended and Restated Hunter Employment Agreement, if Mr. Hunter is terminated by the Company with Just Cause (as defined in the Amended and Restated Hunter Employment Agreement), by him without Good Reason (as defined in the Amended and Restated Hunter Employment Agreement), or by reason of his death, he is entitled payment of any wages, benefits, prorated bonus, vacation pay, statutory pay, and reimbursable expenses accrued up to the date of his termination (the “Severance Benefits”). If the Company terminates Mr. Hunter without Just Cause or Mr. Hunter terminates his employment for Good Reason, he will be entitled to (i) the greater of (a) 24 months’ base salary or (b) the minimum termination notice or payment in lieu of notice required by the Employment Standards Code (the “ESC”), (ii) continued participation in the Company’s Canadian benefit plans until the earlier of the conclusion of the statutory notice period under the ESC or the date the Executive obtains any alternative benefit coverage, and (iii) reimbursement for any US benefit coverage that the executive elects to continue pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a 24-month period or earlier (as applicable).

The termination benefits described in the preceding paragraph are subject to Mr. Hunter’s execution of release of claims in favor of the Company and his abiding by the non-competition, non-solicitation, confidentiality, and proprietary and moral rights provisions of the Hunter Amended and Restated Employment Agreement.

Khan Employment Agreement

For Ms. Khan, upon termination of employment by us without “Just Cause” or resignation by Ms. Khan for “Good Reason” (each as defined below), Ms. Khan will be eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, and, contingent on signing a release in form and with content satisfactory to the Company, (iii) continued payment of salary during the “Severance Period” (as defined below), (iv) payment of continued eligibility to participate in the Company’s health and welfare benefits during the “Severance Period” (as defined below), and (v) payment of the $50,000 one-time cash bonus that Ms. Khan will become eligible to receive upon August 25, 2024, if not yet paid. Such payments will be conditioned upon Ms. Khan executing a general release in favor of the Company, and continued compliance with all restrictive covenants set forth within the employment agreement.

As used in the Khan Employment Agreement, the following terms generally have the following definitions:

•
“Just Cause” means (i) fraud, misappropriation, embezzlement or malfeasance which is willfully or grossly negligent, (ii) conviction of, or plea other than not guilty to, any criminal offense involving dishonesty or fraud, (iii) breach of material obligations under the Khan Employment Agreement, (iv) failure to substantially perform required duties, or (v) intentional or negligent involvement or participation in acts that are materially injurious to the Company;
•
“Good Reason” means (i) a material diminution in Ms. Khan’s salary or authority, or (ii) the relocation of Ms. Khan’s principal place of employment by more than 50 kilometers; and
•
“Severance Period” means 12 months.

In August 2024, Ms. Khan’s annualized base salary was increased to $300,000 effective July 1, 2024. In 2025, Ms. Khan’s employment agreement was amended to provide for full acceleration of all RSUs in the event of a change of control (as defined in the LTIP or the relevant award agreement, as applicable).

Incentive Plans

LTIP

The treatment of LTIP awards upon the death, disability, retirement or termination of employment of a participant are set out in the applicable award agreement. Under the award agreements for time-based RSUs, except in the event of a “Change of Control”, if the participant’s service, consulting relationship, or employment with the Company is terminated for any reason other than death, “Disability”, “Retirement”, by the Company without “Cause” or by the participant for “Good Reason” (each as defined below) prior to the last vesting date, the unvested RSUs will be forfeited and the participant will cease to have any right or entitlement to receive any payment (whether in cash or Common Shares or other property) under those forfeited units.

If the participant’s service, consulting relationship, or employment with the Company is terminated by reason of death or Disability, by the Company without Cause, or by the participant for Good Reason prior to the last vesting date, a pro rata portion of the participant’s unvested RSUs shall vest immediately prior to the participant’s termination date based on the number of complete months from the date of grant to the termination date, divided by the total number of months in the period beginning on the date of grant and ending on the applicable vesting date.

If the participant’s service, consulting relationship, or employment with the Company is terminated by reason of Retirement prior to the last vesting date, the participant’s unvested RSUs shall remain outstanding and subject to the terms of the LTIP and the award agreement until the end of the applicable vesting date. The continued vesting of the participant’s RSUs is subject to the participant’s compliance with any post-employment restrictive covenants set out in the award agreement, including any non-competition restriction.

As used in the award agreement, the following terms generally have the following definitions:

•
“Cause” has the meaning used in the employment agreement between the NEO and the Company.
•
“Good Reason” has the meaning used in the employment agreement between the NEO and the Company, if it is defined therein and, if not, it means: (a) without the express written consent of the participant, any material negative change or diminution of the participant’s authority, duties, reporting relationship, or responsibilities; (b) any material reduction in the participant’s base salary or hourly wage, as applicable, provided, however, that any reduction in base salary or hourly wage that applies to all similarly situated participants will not constitute “Good Reason” under the LTIP; (c) a change in the geographic location at which the participant must perform his or her services that is 50 miles or more from the principal location to which he or she was previously based as provided in his or her employment agreement, if any; or (d) any material breach by the Company of the participant’s employment agreement, if any, in each case, so long as the participant has provided the Company with written notice of the acts or omissions constituting grounds for Good Reason within 30 days of the condition first occurring and the Company shall have failed to rectify, as determined by the Company acting reasonably, any such acts or omissions within 30 days of the Company’s receipt of such notice.
•
“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months and which causes an individual to be unable to engage in any substantial gainful employment-related activity, or any other condition of impairment that the Corporate Governance and Compensation Committee, acting reasonably, determines constitutes a disability.
•
“Retirement” means a resignation from employment or engagement with the Company by the participant in circumstances the Corporate Governance and Compensation Committee, acting reasonably, deems to constitute retirement from employment or engagement, and not resignation to obtain alternate employment.

The terms of the award agreements for performance based RSUs are generally the same as the above, provided that the pro rata vesting of the target number of performance based RSUs granted is based on the number of complete months from the first day of the performance period to the termination date, divided by the total number of months in the performance period and the award continues to be subject to the applicable performance criteria.

Under the terms of the LTIP, unless otherwise provided in the applicable award agreement, if, within 12 months following a Change of Control, a participant’s service, consulting relationship, or employment with the Company is terminated without Cause or the participant resigns from his or her employment with the Company for Good Reason (as those terms are defined in the LTIP), the vesting and exercisability of all awards then held by such participant will be accelerated in full and the expiration date of the options and the share appreciate rights shall be the 60th day following the termination date.

A “Change of Control” means the occurrence of any of the following: (a) the acquisition by any person or any persons acting jointly or in concert, whether directly or indirectly, of voting securities of the Company which together with all other voting securities of the Company held by such persons, constitute, in the aggregate, 50% or more of the votes attached to all outstanding voting securities of the Company, (b) a merger, amalgamation, arrangement, or other form of business combination of the Company with another person which results in the holders of voting securities of that other person holding, in the aggregate, 50% or more of the votes attached to all outstanding voting securities of the Company, (c) the acquisition by any person or any persons acting jointly or in concert, whether directly or indirectly, of all or substantially all of the assets of the Company to another person during any 12 month period, other than in the ordinary course of business of the Company or to any person that controls or is controlled by the Company or that is controlled by the same person as the Company, or (d) a majority of the members of the Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election. In 2025, the Board approved the full vesting of the unvested time-based RSUs held by our NEOs in the event of a Change in Control, the executive’s death, or the executive’s termination of service by the Company without Just Cause (as defined in the NEO’s employment agreement with the Company) or by the executive for Good Reason (as defined in the NEO’s employment agreement with the Company) through amendments to the outstanding time-based RSU award agreements between the Company and each of our NEOs.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and DIRTT’s financial performance for the periods presented. The CAP dollar amounts shown in the table include the full value of awards in the year in which they are granted as well as the growth in value of equity awards that vest during the year reported or that could potentially vest in future years (“potentially realizable future value”) in addition to base salary and bonus.

Tabular Disclosure of Compensation Actually Paid versus Performance

The following table discloses information on CAP to our principal executive officer (“PEO”) and, on average, to our Non-PEO NEOs during the specified years alongside TSR and net income/(loss).

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1) (2)	Value of Initial Fixed $100 Investment Based On TSR(3)	Value of Initial Fixed $100 Investment Based On S&P SmallCap 600 Materials Index(3)	Net Income / (Loss) $'000
2025	$410,000	$439,860	$342,101	$288,262	$94.62	$63.68	$(14,448)
2024	$1,337,500	$1,776,603	$1,465,789	$1,916,964	$156.54	$118.60	$14,770
(1)
For each of the years presented, our PEO is Benjamin Urban and our Non-PEO NEOs include Fareeha Khan and Richard Hunter.
(2)
The dollar amounts shown in these columns reflect CAP as calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) values for unvested equity compensation that may or may not be realized in future periods, and as such, the dollar amounts shown to not necessarily represent the actual amount of compensation earned or paid during the applicable years.
(3)
The adjustments made to the Summary Compensation Table (“SCT”) amounts to determine CAP are shown in the table below:

PEO – Reconciliation of SCT Total to CAP Total(a)

Year	SCT Total		Grant Date Fair Value of Awards Granted During the Year		Fair Value of Equity Calculated Using SEC Methodology		CAP Total
2025	$410,000	-	$-	+	$29,860	=	$439,860
2024	$1,337,500	-	$937,500	+	$1,376,603	=	$1,776,603
(a)
As show in the table, the CAP total represents the SCT total for the covered fiscal year, but adjusted as required by SEC rules to replace the grant date fair value of the awards granted during the covered fiscal year with the fair value of current and prior year equity awards that were outstanding at the end of the current fiscal year or that vested or were forfeited during the covered fiscal year. Our NEOs do not participate in a defined benefit plan; therefore, no adjustment for pension benefits is included.

The calculation of the fair value of equity for the PEO for the covered fiscal year is shown in the following table:

PEO – CAP Fair Value of Equity Calculation (a)

Year	YE Fair Value of Current Year Awards Outstanding at YE		Change in Fair Value as of YE for Awards Granted in Prior Years and Outstanding at YE		Change in Fair Value as of Vesting Date for Awards Granted in Prior Years that Vested During the Year		Fair Value of Equity for CAP Purposes
2025	$-	+	$(12,264)	+	$42,125	=	$29,860
2024	$1,262,500	+	$84,452	+	$29,652	=	$1,376,603
(a)
We did not issue any equity awards during the covered fiscal year that vested in the year of grant. Additionally, no equity awards granted in any prior fiscal year failed to meet applicable vesting conditions or were forfeited during the covered fiscal year.

Non-PEO NEOs (Average) – Reconciliation of SCT Total to CAP Total(a)

Year	SCT Total		Grant Date Fair Value of Awards Granted During the Year		Fair Value of Equity Calculated Using SEC Methodology		CAP Total
2025	$342,101	-	$-	+	$(53,839)	=	$288,262
2024	$1,465,789	-	$1,087,240	+	$1,538,415	=	$1,916,964
(a)
The CAP total figures were calculated using the same methodology described in footnote (a) to the “PEO — Reconciliation of SCT Total to CAP Total” table shown above.
(b)
The calculation of the fair value of equity for the Non-PEO NEOs for the covered fiscal year is shown in the following table:

Non-PEO NEOs (Average) – CAP Fair Value of Equity Calculation (a)

Year	YE Fair Value of Current Year Awards Outstanding at YE		Change in Fair Value as of YE for Awards Granted in Prior Years and Outstanding at YE		Change in Fair Value as of Vesting Date for Awards Granted in Prior Years that Vested During the Year		Fair Value of Equity for CAP Purposes
2025	$-	+	$(77,203)	+	$23,363	=	$(53,839)
2024	$1,464,149	+	$48,160	+	$26,105	=	$1,538,415
(a)
We did not issue any equity awards during the covered fiscal year that vested in the year of grant. Additionally, no equity awards granted in any prior fiscal year failed to meet applicable vesting conditions or were forfeited during the covered fiscal year.
(b)
TSR figures assume an initial investment of $100 in DIRTT on December 31, 2023. The peer group referenced for purposes of the TSR comparison is the group of companies included in the S&P SmallCap 600 Materials Index. This comprises those companies included in the S&P SmallCap 600 that are classified as members of the GICS Materials sector. DIRTT did not disclose a stock comparison chart as per Item 201(e) in our Form 10-K filings for 2023 and 2024 as it was not required. The S&P SmallCap 600 Index is the same index we would have used if this disclosure was required and the same peer group used in prior years when such disclosure was made.

Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

The graphs below describe the relationship between CAP (as calculated above) and our financial and stock performance for the indicated years. In addition, the first table below compares our cumulative TSR to peer group TSR for the indicated years.

DIRECTOR COMPENSATION

Non-executive directors are compensated by an annual retainer, in which may be settled in the form of equity-based awards. Until May 30, 2023, the equity component was in the form of DSUs under our DSU Plan. Upon the departure of a director, the DSUs were designed to settle in cash using the market price of the Company’s Common Shares determined in accordance with the DSU Plan. DSUs granted prior to the adoption of the LTIP are governed by the terms of the DSU Plan and will be settled in cash. DSUs awarded after May 30, 2023 are now governed by the terms of our LTIP. The LTIP DSU awards will be settled on the departure of a director at the option of the Company in shares or cash to the such director, using the valuation terms described in the LTIP.

The retainers payable to members of the Board and each committee of the Board for 2025 are as follows:

Compensation
Board / Committee	Member	Chair
Board	Annual retainer of $140,000	Annual retainer of $180,000
Audit Committee	Additional annual retainer of $7,500	Additional annual retainer of $15,000
Corporate Governance and Compensation Committee	Additional annual retainer of $5,000	Additional annual retainer of $10,000
Enterprise Risk Management Committee	Additional annual retainer of $5,000	Additional annual retainer of $10,000
Special Committees	Per meeting attendance fee of $1,000	Per meeting attendance fee of $1,000 or $1,800

In July 2025, the Board established a temporary special committee (the "Transformation Committee") to coordinate, evaluate and direct the Company’s operational and commercial processes, organizational structure and leadership in conjunction with the retainer of numerous third-party consultants. The Transformation Committee completed its work and disbanded in November 2025 in conjunction with certain leadership appointments as discussed further below.

The Company also reimburses the directors for out-of-pocket expenses incurred to attend meetings.

Directors do not receive fees for attending meetings of the Board or standing committees; however, directors may be compensated for additional committee work as approved by the Board from time to time, including as members of the Transformation Committee as outlined above. Mr. Urban did not receive any additional compensation for his service as a director, and all compensation that he received for the 2025 year is reflected above within the Summary Compensation Table.

On November 26, 2025, Scott Robinson, previously Chairman , was appointed as Executive Chairman of the Board. In this new role, Mr. Robinson will coordinate implementation of the strategic plan for the Company established by the Board and the Company’s executive team, execute on business and operational transformation efforts, and oversee the work of the newly appointed Chief Transformation Officer. During his tenure as Executive Chairman, Mr. Robinson will continue to receive the compensation customarily payable to a non-employee member of the Board, but will also receive an annualized base salary of $125,000 to be paid equally in cash and equity of the Company pursuant to the LTIP.

On the same date, the Board also appointed Adrian Zarate, a member of the Board, to serve as the Chief Transformation Officer and subsequently entered into an employment agreement (the “Employment Agreement”) to document the terms of his employment in this role. In addition to his role as Chief Transformation Officer, Mr. Zarate will remain on the Board. As Chief Transformation Officer, Mr. Zarate will work with Mr. Robinson and the Company’s executive team to implement financial aspects of the Company’s transformation plan. The Employment Agreement provides that during his tenure as Chief Transformation Officer, Mr. Zarate will continue to receive the compensation customarily payable to a non-employee member of the Board, but will also receive an annualized base salary of $200,000 and be eligible to participate in the health and dental plans of the Company. Mr. Zarate will not be eligible to participate in the Company’s Variable Pay Plan, Employee Share Purchase Plan, or any other cash bonus plan. The Employment Agreement provides for temporary accommodations and includes non-competition, non-solicitation, and confidentiality obligations. The Employment Agreement has an initial term ending on June 30, 2026.

Mr. Zarate will not be eligible to receive annual equity awards in the normal course under the LTIP; however, Mr. Zarate was granted 200,000 vested shares and 752,000 PSUs awards in connection with his appointment as Chief Transformation Officer. The vested shares granted to Mr. Zarate were delivered in November of 2025. Settlement of the PSUs granted to Mr. Zarate is contingent upon the attainment of certain performance hurdles related to the Company’s transformation plan. We have entered into indemnification agreements with each of our directors.

DSU Plan

As discussed in other sections of this document, DSUs were previously granted under the DSU Plan. Following the adoption of the LTIP on May 30, 2023, no new awards were granted under the DSU Plan, but awards previously granted under the DSU Plan have continued to be governed by the DSU Plan and have continued to be credited Dividend Equivalent Rights under the DSU Plan. All share-based awards following the adoption of the LTIP, whether granted to employees, officers, consultants or directors, have been and will be granted under the LTIP.

DSUs are notional units which have the same value as the Common Shares. Under the DSU Plan, non-employee directors may elect to be credited 100% of their annual retainer in DSUs quarterly. Prior to the delisting of our Common Shares from Nasdaq, the number of DSUs granted quarterly were determined using the five-day weighted average trading price of the Common Shares immediately prior to each grant date, on the TSX.

The DSU Plan provides that upon a non-employee director’s resignation, death, or retirement from the Board, such non-employee director shall receive a cash payment equal to the five-day weighted average trading price of the Common Shares underlying the DSUs held by such non-employee director, determined as of the date of such non-employee director’s resignation, death, or retirement from the Board, on the TSX.

DSUs under the LTIP (Effective May 30, 2023)

Refer to the terms of DSUs under the LTIP described elsewhere in this document.

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our directors for 2025.

Director	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($) (4)	All Other Compensation ($) (5)	Total Compensation ($)
Douglas Edwards	89,294	89,294	—	178,588
Aron English (1)	-	94,688	—	94,688
Shalima Pannikode	72,740	72,740	—	145,480
Holly Hess Groos	91,133	91,133	—	182,266
Shaun Noll	-	57,188	—	57,188
Scott Robinson	109,800	109,800	12,020	231,620
Scott Ryan	80,750	80,750	—	161,500
Adrian Zarate (1)	40,769	40,769	719,273	800,811
Total	484,486	636,362	731,293	1,852,141

(1)
Mr. English stepped down from the Board on July 30, 2025 and Mr. Zarate was appointed on the same day as the replacement 22NW Fund nominee under the Support Agreement.
(2)
Mr. Noll did not stand for re-election and ceased to be a director of the Company on June 24, 2025.
(3)
In 2025, the Board determined that Director Compensation would be paid 50% in cash and 50% in stock awards. Directors could elect for their cash fee portion to also be paid in stock awards. Amounts in this column include the value of annual retainers, meeting fees, and additional compensation for Transformation Committee work undertaken by directors and approved by the Board, as applicable, and paid in cash rather than DSUs.
(4)
Amounts in this column include the value of annual retainers, meeting fees, and additional compensation for Transformation Committee work undertaken by directors and approved by the Board, as applicable, and paid as DSUs rather than cash. Amounts in this column for all non-employee directors represent the aggregate grant date fair value of the DSUs granted to non-employee directors in 2024, calculated in accordance with FASB ASC Topic 718 valued using the closing price of Common Shares as reported on the TSX on the day immediately preceding the specified date. The aggregate additional information regarding the assumptions underlying these calculations is available in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2025. There are no outstanding unvested DSUs as such awards are fully vested upon grant, the following number of DSUs were held by each of our directors: Mr. Edwards, 900,572; Mr. Zarate, 57,254; Mr. Robinson, 1,080,102; Mr. Ryan, 983,991; Ms. Pannikode, 282,845 and Ms. Hess Groos, 160,224.

(5)
All other compensation includes compensation paid to Scott Robinson and Adrian Zarate in their executive roles in the Company. Mr. Robinson’s compensation was paid 50% in cash and 50% in DSUs. Mr. Zarate received 200,000 RSUs which vested immediately on November 26, 2025 with a value of $143,262 and 752,000 PSUs awards with a value of $538,667 in connection with his appointment as Chief Transformation Officer. The vested shares granted to Mr. Zarate were delivered in November of 2025. Settlement of the PSUs granted to Mr. Zarate is contingent upon the attainment of certain performance hurdles related to the Company’s transformation plan. The value of the RSUs and PSUs granted was calculated in accordance with FASB ASC Topic 718. The aggregate additional information regarding the assumptions underlying these calculations is available in Note 17 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

Other than the director and executive compensation arrangements discussed above in “Executive Compensation” and “Director Compensation,” and as set out below, there have not been any transactions since January 1, 2023, to which we have been or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our voting shares, or any member of the immediate family of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

On August 2, 2024, the Company entered into a Convertible Debenture Repurchase Agreement with 22NW Fund and Aron English to purchase for cancellation C$18.9 million ($14.0 million) principal amount of the 6.00% convertible unsecured subordinated debentures due January 31, 2026 and C$13.6 million ($10.1 million) principal amount of the 6.25% convertible unsecured subordinated debentures due December 31, 2026 (collectively, the "Debentures") from 22NW Fund for an aggregate purchase price of C$22.1 million ($16.2 million) (the “Debenture Repurchase”). Interest earned on such Debentures up to, but not including, the date of repurchase for the year ended December 31, 2024 was $1.0 million, and for the year ended December 31, 2023 was $0.9 million. As at December 31, 2024, 22NW and Aron English no longer held any Debentures.

Additionally, on August 2, 2024, the Company entered into a support and standstill agreement (the “Support Agreement”), with 22NW Fund and WWT Opportunity #1 LLC ("WWT"), DIRTT’s two largest shareholders at the time, which replaced the support and standstill agreement entered into with 22NW on March 22, 2024. Under the Support Agreement, both 22NW Fund and WWT agreed to certain voting and standstill obligations, including voting in favor of the management director nominees at the Meeting and DIRTT’s annual general meeting of shareholders to be held in 2026. Additionally, each of 22NW Fund and WWT has the right to designate a director nominee at this Meeting and at the annual general meeting of shareholders to be held in 2026, subject to certain requirements and restrictions including with respect to commencing a take-over bid for the Company. The Support Agreement also permits WWT to acquire up to 4,067,235 additional shares through market purchases, which provides WWT with an opportunity to own the same number of shares as 22NW Fund. The Support Agreement otherwise prohibits each of 22NW Fund and WWT from acquiring any additional shares.

To give effect to the terms of the Support Agreement, the Board adopted the Amended and Restated SRP, effective August 2, 2024, which amended and restated the Company’s shareholder rights plan agreement originally adopted by the Board on March 22, 2024 (the “Original SRP”). The Amended and Restated SRP was ratified by shareholders at the special meeting held on September 20, 2024. The Amended and Restated SRP revised the definition of “Exempt Acquisition” in order to permit WWT to acquire additional common shares without triggering the provisions of the Amended and Restated SRP. The Amended and Restated SRP is otherwise consistent with the Original SRP and is substantially similar to the rights plan adopted by the Company in 2021. Like the Original SRP, the Amended and Restated SRP is intended to help ensure that all shareholders of the Company are treated fairly and equally in connection with any unsolicited take-over bid or other acquisition of control of the Company (including by way of a “creeping” take-over bid). The Amended and Restated SRP was not adopted in response to any specific proposal to acquire control of the Company, and the Board was not aware of any pending or potential take-over bid for the Company at the time of the adoption.

On February 13, 2026, the Company entered into a support and standstill agreement (the “2026 Support Agreement”) with 22NW Fund, and 726 BF LLC and 726 BC LLC (collectively, the “726 Entities”), which amends 2024 Support Agreement in respect of certain matters. The 2026 Support Agreement was entered into in connection with the acquisition by the 726 Entities of certain common shares from WWT, as a result of which the 726 Entities own collectively approximately 15.0% of the Company's outstanding common shares. Under the 2026 Support Agreement, each of 22NW Fund and the 726 Entities has the right to designate a director nominee at the 2026 Meeting, so long as they respectively own at least the lesser of (i) 10% of the then outstanding common shares, or (ii) 19,174,445 common shares. Under the 2026 Support Agreement, both 22NW and the 726 Entities are subject to certain voting and standstill obligations, including voting in favor of the management director nominees at the 2026 Meeting. Additionally, 22NW and the 726 Entities are each subject to certain restrictions with respect to commencing a take-over bid for the Company. The Support Agreement otherwise prohibits each of 22NW Fund and the 726 Entities from acquiring any additional common shares and terminates on the date which is 90 days following the 2026 Meeting. Pursuant to the terms of the 2026 Support Agreement, the Company appointed Jeremy Gold, Managing Director, Briger Family Office, to the Board effective February 13, 2026. Mr. Gold is the nominee director for the 726 Entities under the 2026 Support Agreement.

Related Party Transactions Policy

The Company has adopted a written Related Party Transactions Policy, which provides that our Corporate Governance and Compensation Committee is responsible for reviewing “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), to which we are a party, in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has, had or will have a direct or indirect material interest. For purposes of this policy, a “related person” is defined to include a director, executive officer, nominee for director and greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, the Corporate Governance and Compensation Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms comparable to the terms generally available to unaffiliated third parties under the same or similar circumstances, and (ii) the extent of the related party’s interest in the transaction.

Interest of Informed Persons in Material Transactions

Other than as disclosed under “Certain Relationships and Related-Party Transactions”, management is not aware of any material interest, direct or indirect, of any informed person of the Company, any proposed director or any associate or affiliate of any informed person or proposed director in any transaction since the commencement of the Company’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect the Company or any of its affiliates or subsidiaries.

Indebtedness of Directors and Executive Officers

As of the date of this Proxy Statement, no current or proposed director, executive officer, other corporate officer or employee of the Company, or any former director, executive officer, other corporate officer or employee of the Company, or any associate of any of the foregoing, is, or has been at any time during 2025, indebted to the Company or its subsidiary, either in connection with the purchase of securities of the Company or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information, as of March 18, 2026, about the beneficial ownership of our Common Shares for:

•
each shareholder known by us to own beneficially 5% or more of our Common Shares;
•
each of our current directors;
•
each of the named executive officers included in our Summary Compensation Table; and
•
all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 193,347,412 outstanding Common Shares as of March 18, 2026. Our Common Shares subject to stock options or other derivative instruments that are currently exercisable or exercisable within 60 days of March 18, 2026 are deemed to be outstanding and to be beneficially owned by the entity or person holding such stock options or other derivative instrument for the purpose of computing the percentage ownership of such entity or person but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other entity or person.

Unless otherwise indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the following table will have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them, except to the extent authority is shared by spouses under community property laws. The business address for each of our directors and executive officers is c/o DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares
5% shareholders
22NW Fund, LP(1)	58,041,142	30.0%
WWT Opportunity #1 LLC (2)	25,432,147	13.2%
726 BC LLC and 726 BF LLC (2)	28,882,102	14.9%
Directors and NEOs
Douglas Edwards (3)	156,250	*
Jeremy Gold (4)	—	—
Holly Hess Groos (5)	—	—
Shalima Pannikode (6)	—	—
Scott Robinson (7)	313,269	*
Scott Ryan (8)	234,375	*
Adrian Zarate (9)	140,700	*
Benjamin Urban (10)	1,406,804	*
Fareeha Khan (11)	238,334	*
All directors and executive officers as a group (9 persons)	2,489,732	1.3%

* Less than 1%.

(1)
As reported on Schedule 13D/A filed with the SEC on February 18, 2026. 22NW LP, as the investment manager of 22NW Fund, may be deemed to beneficially own the 49,955,045 Common Shares owned by 22NW Fund. 22NW GP, as the general partner of 22NW Fund, may be deemed to beneficially own the 49,955,045 Common Shares owned by 22NW Fund. 22NW GP Inc., as the general partner of 22NW, may be deemed to beneficially own the 49,955,045 Common Shares owned by 22NW Fund. Aron English is the record owner of, and has the sole power to vote or direct the vote of, and the sole power to dispose or direct the disposition of, 8,083,825 Common Shares. Aron English, as the Portfolio Manager of 22NW LP, Manager of 22NW GP and President and sole shareholder of 22NW Inc., may be deemed to beneficially own the 49,955,045 Common Shares owned directly by 22NW Fund, which, together with the Common Shares he directly beneficially owns, constitutes an aggregate of 58,041,142 Common Shares. 22NW Fund’s aggregate holdings also includes 2,272 Common Shares held by Bryson Hirai-Hadley who is an employee of 22NW Group. The address of 22NW Fund, LP is 590 1st Ave S., Unit C1, Seattle, WA 98104.
(2)
As reported on Schedule 13D/A filed with the SEC on February 18, 2026. WWT Opportunity #1 LLC is the record owner of, and has the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, 24,719,541 Common Shares. In addition, Shaun Noll, as the Managing Member of WWT Opportunity #1 LLC, beneficially owns, and has the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 24,719,541 Common Shares beneficially owned by WWT Opportunity #1 LLC. Together with the 712,606 Common Shares that he directly owns, Shaun Noll may be deemed the beneficial owner of an aggregate of 25,432,147 Common Shares. The principal business address of WWT Opportunity #1 LLC is 1345 Avenue of the Americas, 46th Floor, New York, NY 10105. The address of Mr. Noll is 2494 Sand Hill Rd., Menlo Park, CA, 94025. 726 BC LLC and 726 BF LLC are the record owners of, and have the shared power to vote or direct vote of, and the shared power to dispose or direct the disposition of, 28,882,102 Common Shares. The principal address of 726 BF LLC is 1300 N. Frontage Rd. W., PO Box #1230, Vail, CO 81657-9998. The principal address of 726 BC LLC is 191 N. Wacker Dr, Suite 2050, Chicago, IL 60606.

(3)
Consists of 156,250 Common Shares held of record by Mr. Edwards.
(4)
Consists of nil Common Shares held of record by Mr. Gold.
(5)
Consists of nil Common Shares held of record by Ms. Hess Groos.
(6)
Consists of nil Common Shares held of record by Ms. Pannikode.
(7)
Consists of 313,269 Common Shares held of record by Mr. Robinson.
(8)
Consists of 234,375 Common Shares held of record by Mr. Ryan.
(9)
Consists of 140,700 Common Shares held of record by Mr. Zarate.
(10)
Consists of 1,406,804 of Common Shares held of record by Mr. Urban.
(11)
Consists of 238,334 of Common Shares held of record by Ms. Khan.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the U.S. Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report by reference.

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PwC, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PwC the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee also received the written disclosures and the letter from PwC that are required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence. On the basis of the foregoing, the Audit Committee concluded that PwC is independent from the Company, its affiliates and management.

Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for such fiscal year, which was filed with the SEC.

This report has been furnished by the members of the Audit Committee.

Submitted by the Audit Committee of the Board

Holly Hess Groos (Chair)

Douglas Edwards

Scott Ryan

DELINQUENT SECTION 16(A) REPORTS

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership and changes in that ownership with the SEC. Based on our review of the filed reports, we believe that he periodic reports set forth below were not timely filed in 2025.

Due to an administrative oversight, all Form 4s were filed late for each of our Directors for the March 31, 2025 DSU issuance and one Form 4 related to Shalima Pannikode was filed late for the September 30, 2025 DSU issuance. In addition, a Form 4 for Scott Robinson’s personal purchase of shares on September 5, 2025 was filed late. On March 14, 2025 we filed an amended Form 4 to correct Shaun Noll’s Form 4 in respect to an earlier transaction.

OTHER MATTERS

Management is not aware of any other business to come before the Meeting, or any adjournment or postponement thereof, other than as set forth herein. If any other business properly comes before the Meeting, or any adjournment or postponement thereof, to the extent permitted by Rule 14a-4(c) of the Exchange Act, it is the intention of the persons named in the proxy card to vote the Common Shares represented thereby in accordance with their best judgment on such matter. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our Corporate Secretary in the form prescribed by our current by-laws, as described under “Shareholder Proposals.”

Householding

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for the Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single set of the Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are shareholders may be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify the Company or Broadridge Financial Solutions at the address or telephone number listed below, and the Company will then promptly deliver such additional materials to you. Shareholders who have multiple accounts in their names or who share an address with other shareholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and management information circular and proxy statements by contacting the same addresses or telephone numbers below:

DIRTT Environmental Solutions Ltd.	Broadridge Financial Solutions	Broadridge Financial Solutions
7303 30th Street S.E.	51 Mercedes Way	4 King Street West, Suite 500
Calgary, Alberta	Edgewood, NY 11717	Toronto, Ontario
Canada T2C 1N6	Tel: 1-800-542-1061	Canada M5H IB6
Tel: (403) 723-5000	Attention: Householding	Tel: (416) 350-0999
Attention: Investor Relations	Department	Attention: Householding
Department

SHAREHOLDER PROPOSALS

Shareholder Proposals and Advance Notice Provisions

The Company is subject both to the rules of the SEC under the Exchange Act and the provisions of the Business Corporations Act (Alberta) (the “ABCA”) with respect to shareholder proposals. As set out under the ABCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the management information circular and proxy statement, because compliance with applicable law is a prerequisite for inclusion.

A shareholder proposal submitted pursuant to the rules of the SEC under Rule 14a-8 of the Exchange Act for inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2027 annual meeting of shareholders of the Company (other than in respect of the nomination of directors) must be received by the Company no later than November 26, 2026 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

Any shareholder who intends to solicit proxies in support of any director nominee other than the Company’s nominees must also comply with the notice and content requirements of Rule 14a-19 under the Exchange Act (known as the universal proxy rule) in addition to the deadlines in the advance notice provisions of our current by-laws, described in further detail below. Thus, if a shareholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of our current by-laws for the 2027 annual meeting of shareholders, then such shareholder must also provide proper written notice postmarked or transmitted electronically to the Company at its principal executive office that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the anniversary of the Meeting (that is, March 8, 2027); provided, however, that if the date of the 2027 annual meeting is more than 30 days before or after the anniversary of the Meeting, to be properly brought, the notice by the shareholder must be received by the later of 60 calendar days prior to the date of the 2026 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made by the Company.

Under the advance notice provisions of our current by-laws, a shareholder who intends to nominate a director for election at the 2027 annual meeting of shareholders must give notice of such nomination (a “Nomination Notice”) in proper form to the Chair of the Board not less than 30 days before the 2027 annual meeting, unless such meeting is called for a date that is less than 50 days following the date on which the first public filing or announcement of the date of such meeting was made, in which case a Nomination Notice must be given not later than the close of business on the 10th day following the date of such public filing or announcement; except that, if “notice-and-access” pursuant to and in accordance with applicable securities laws is used for delivery of proxy related materials in respect of the 2027 annual meeting and the date on which the first public filing or announcement of the date of such meeting was made in respect of such meeting is not less than 50 days prior to the date of the meeting, the Nomination Notice must be received not less than 40 days before the date of the applicable meeting. Our current by-laws include the full text of the advance notice provisions. These provisions are generally intended to provide shareholders, directors and management of the Company with a clear framework for nominating directors. These provisions set deadlines, as outlined above, for a shareholder to notify the Company of his, her or its intention to nominate one or more directors at a shareholders’ meeting, and explains the information that must be included with the notice for it to be valid.

Our current by-laws are available on our website at www.dirtt.com, on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

The ABCA permits certain eligible shareholders and beneficial owners of shares to submit shareholder proposals to the Company, which proposals may be included in the Company’s management information circular and proxy statement. To be considered for inclusion in the management information circular and proxy statement for the annual meeting of shareholders of the Company, any such shareholder proposal under the ABCA must be received by the Company at least 90 days before the anniversary date of the last annual meeting of shareholders, or February 6, 2027 for inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2027 annual meeting of shareholders of the Company.

Written requests for inclusion of a shareholder proposal pursuant to the rules of the SEC under the Exchange Act or pursuant to the ABCA should be addressed to our Corporate Secretary at our principal executive offices as follows:

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta

Canada T2C 1N6

Attention: Corporate Secretary

ANNUAL REPORT, PROXY STATEMENT AND OTHER INFORMATION

We file or furnish annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including DIRTT, that file electronically with the SEC. We are also subject to requirements of the applicable securities laws of Canada, and additional information relating to the Company and documents that we file with the Canadian Securities Administrators may be found at www.sedarplus.ca.

Our 2025 annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2025, is being made available to shareholders concurrently with this Proxy Statement.

Our Annual Report on Form 10-K for the year ended December 31, 2025 contains financial information, including financial statements and management’s discussion and analysis for our most recently completed fiscal year. Our Annual Report on Form 10-K for the year ended December 31, 2025, and other information may be obtained without charge upon written request addressed to 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or by telephone at (403) 723-5000, in each case Attention: Investor Relations.

You should rely only on the information contained or incorporated by reference in this Proxy Statement. We have not authorized anyone to provide you with different information. This Proxy Statement is dated March 18, 2026. You should assume that the information contained in this Proxy Statement is accurate as of that date only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement incorporates by reference the following information contained in or attached to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026: (i) Item 7 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (ii) Item 7A entitled “Quantitative and Qualitative Disclosures About Market Risk”, (iii) Item 8 entitled “Financial Statements and Supplementary Data”, and (iv) Item 9 entitled “Changes in and Disagreements With Accountants on Accounting and Financial Disclosure”.

Appendix A

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

BOARD MANDATE AND CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of DIRTT Environmental Solutions Ltd. (the “Company”) has adopted this Board Mandate and Corporate Governance Guidelines to promote the effective functioning of the Board and its committees (the “Committees”), to promote the interests of the Company as a whole and to ensure a common set of expectations concerning how the Board, its Committees and management should perform their respective functions.

In this Board Mandate and Corporate Governance Guidelines, “applicable securities laws and exchange rules” refers to: (a) the Securities Act (Alberta) and the equivalent thereof in each province and territory of Canada in which the Company is a “reporting issuer” or equivalent thereof, together with the regulations, rules and blanket orders of the securities commission or similar regulatory authority in each of those jurisdictions; (b) the United States Securities Act of 1933, the United States Securities Exchange Act of 1934 (the “U.S. Exchange Act”), and any rules or regulations thereunder; and (c) the rules of each of the Toronto Stock Exchange and The Nasdaq Stock Market LLC, to the extent any securities of the Company are listed on those exchanges

1. ROLE OF THE BOARD AND MANAGEMENT. The Company’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer and the oversight of the Board, to enhance the long-term value of the Company for its shareholders. The Board is elected by the shareholders to oversee management and to act in the best interests of the Company as a whole. Both the Board and management recognize that the long-term interests of the Company and shareholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including employees, recruits, customers, suppliers, communities in which the Company operates, government officials and the public at large.

2. FUNCTIONS OF THE BOARD. The Board has four regularly scheduled meetings each year, at which it reviews and discusses reports by management on the Company’s performance, business and prospects, as well as immediate issues facing the Company, and reviews and approves, as applicable, the annual and interim financial statements of the Company.

3. SELECTION OF CHAIRPERSON OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Board shall select its Chairperson and the Company’s Chief Executive Officer in any way it considers to be in the best interests of the Company.

When the Chairperson is an affiliated director or otherwise not independent under applicable securities laws, a member of the Company’s management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will appoint from among themselves a lead independent director (the “Lead independent Director”). The Lead Independent director will: (a) preside at all meetings of the Board at which the Chairperson is not present; (b) preside over each meeting of non-employee directors; (c) have the authority to call meetings of non-employee directors; (d) serve as liaison between the Chairperson, the Chief Executive Officer and the non-employee directors; (e) advise with respect to the Board’s agenda; (f) ensure that the Board is able to function independently of management; (g) serve as the leader of the Board on matters of corporate governance; (h) if requested by major shareholders, ensure his or her availability for direct communication; (i) ensure that all directors have an independent contact on matters of concern to them and ensure that the Board successfully discharges its fiduciary duties; (j) provide guidance on, and monitor, the independence of each director to ensure the independence of the Board; (k) provide leadership to the Board if circumstances arise in which the Chairperson has, or may be perceived to have, a conflict; (l) ensure that functions delegated to Board committees are carried out as required and results are reported to the Board; (m) work with the Chairperson and Chief Executive Officer, including helping to review strategies, define issues, maintain accountability and build relationships; (n) in conjunction with the Corporate Governance and Compensation Committee, facilitate the review and assessment of individual director attendance and performance and the size, composition and overall performance of the Board and its committees; (o) in collaboration with the Chairperson and the Secretary, ensure that information requested by directors or Board committees is provided and meets their needs; and (p) together with the Chairperson, ensure the directors are alert to their obligations to the Company, securityholders, management, other stakeholders and pursuant to applicable law. If the Chairperson is an independent director, then the duties for the Lead Independent Director described above shall be part of the duties of the Chairperson.

4. BOARD COMMITTEES. The Board has established the following standing Committees to assist it in discharging its responsibilities: (a) Audit; (b) Corporate Governance and Compensation; (c) Enterprise Risk Management. The current charters of each Committee are published on the Company’s website. Members of each of these Committees (including the Committee Chairs) are appointed by the Board, on the recommendation of the Corporate Governance and Compensation Committee. The Committee Chairs report the highlights of their meetings to the Board following each meeting of their respective Committees. The Committees may hold meetings in conjunction with the Board. The Board may, from time to time, establish additional committees.

5. SELECTION OF DIRECTORS. The Board’s Corporate Governance and Compensation Committee shall be responsible for identifying qualified individuals to become Board members and selecting or recommending to the Board director nominees for each meeting of the shareholders at which one or more directors will be elected and for vacancies the Board chooses to fill.

6. QUALIFICATIONS OF DIRECTORS. Directors must have the highest personal and professional ethics, integrity and values. They must be committed to representing the best interests of the Company. They must have an objective perspective, practical wisdom, mature judgment and expertise, skills and knowledge useful to the oversight of the Company’s business. The Company’s goal is a Board that represents diverse experiences at policy-making levels in business and other areas relevant to the Company’s activities, while encouraging a diversity of backgrounds, consistent with the Board’s diversity policy.

Each director should be sufficiently familiar with the business of the Company to ensure active participation in the deliberations of the Board and each Committee on which the director serves. On request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. All directors shall be free to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business, and shall have complete access to other employees of the Company.

The Company does not believe that arbitrary term limits on director’s service are appropriate, nor does it believe that directors should expect to be re-nominated at the end of each term until they retire. The Board’s self-evaluation process described below is an important factor in determining a Board member’s tenure.

7. INDEPENDENCE STANDARDS. A majority of the Board must be independent, within the meaning of applicable securities laws and exchange rules.

The Board will annually review the relationships between the Company and each director and determine which directors satisfy the applicable independence standards of the Board and of each Committee on which those directors serve under applicable securities laws and exchange rules.

8. SERVICE ON OTHER BOARDS. Members of the Board may serve on the board of directors of other companies so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. A director seeking to serve on the board of directors or advisory board of another for-profit entity (whether public or private) should notify the Chairperson or Lead Director (if appointed).

Without prior approval of the Board, (a) directors may not serve on more than four other Boards of public companies in addition to the Company’s Board, (b) directors who serve as the chief executive officers or in equivalent positions at any company (including the Company) may not serve on the board of more than one public company in addition to the Company’s Board, and (c) no member of the Audit Committee may serve simultaneously on the audit committee of more than two other publicly companies, provided that a member who is a retired certified public accountant, chief financial officer, or controller (or has similar experience) may not serve simultaneously on the audit committee of more than three other publicly-traded companies.

9. DIRECTOR RESPONSIBILITIES. Directors must perform the roles and functions described in this Board Mandate and Corporate Governance Guidelines and the charters of all Committees on which they serve. They must devote sufficient time and resources to carry out their duties and responsibilities effectively. They must make every effort to attend each meeting of the Board and all Committees on which they serve, and they must review all materials distributed to them in advance of each such meeting. In discharging responsibilities as a director, a director is entitled to rely in good faith on reports or other information provided by the Company’s management, independent auditors, and other persons as to matters the director reasonably believes to be within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Attendance by telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously may be used to facilitate a director’s attendance. Directors must comply with all applicable laws, including the applicable securities laws and exchange rules and, with respect to their activities relating to the Company, the Business Corporations Act (Alberta) (the “ABCA”).

10. MEETINGS OF NON-EMPLOYEE DIRECTORS; PRESIDING DIRECTOR. At each regularly scheduled meeting of the Board, the non-employee directors shall also meet separately, without employees present. The Lead Independent Director will preside at such meetings. The non-employee directors may also meet without employees present at other times as determined by the Lead Independent Director. The non-employee directors include all directors who are not employees of the Company or any of its subsidiaries, whether or not they are “independent,” as defined in these Guidelines. If the Chairperson is an independent director, then the duties for the Lead Independent Director described above shall be part of the duties of the Chairperson.

11. AGENDAS. The agenda for each Board meeting shall be established by the Chairperson in collaboration with the Chief Executive Officer, taking into account input and suggestions from other members of the Board and senior management. The agenda for each Committee shall be established by the Chair of each Committee, in consultation with appropriate members of the Committee, advisors and senior management. Unless a Committee expressly determines otherwise, the agenda, materials and minutes for each Committee meeting shall be available to all directors, and all directors shall be free to attend any Committee meeting. All directors, whether or not members of the Committee, shall be free to make suggestions to a Committee Chair for additions to the agenda of the Chair’s Committee or to request that an item from a Committee agenda be considered by the Board.

12. CODE OF CONDUCT AND ETHICS. The Board expects the Company’s directors, officers and employees to act ethically at all times and to adhere to the Company’s Code of Conduct and Code of Ethics.

The Board will oversee and approve any waivers of the Code of Ethics sought by directors, executive officers, or other members of senior management. In reviewing any such waivers, the Board may consider the recommendations of the Corporate Governance and Compensation Committee. The Board will oversee that any waivers of the Code of Ethics are promptly disclosed to shareholders to the extent required by applicable securities laws and exchange rules. The Company will post and disclose the Code of Ethics as required by applicable securities laws and exchange rules.

13. COMPENSATION OF BOARD. Periodically, the Board will determine the form and amount of non-employee director compensation, based on the review and recommendation of the Corporate Governance and Compensation Committee. The Committee will be guided by three principles: (a) the compensation should fairly pay non-employee directors for the work required in light of the Company’s size and scope; (b) compensation should align the directors’ interests with the long-term best interests of the Company; and (c) the structure of the compensation should be simple, transparent and easy for shareholders to understand. At the end of each year, the Corporate Governance and Compensation Committee will review non-employee director compensation and benefits.

14. SHARE OWNERSHIP GUIDELINES. The Board believes that, in order to align the interests of directors and shareholders, directors should have a financial stake in the Company. Each director is expected to comply with the Company’s equity ownership guidelines, as established from time to time. The Board will evaluate whether exceptions should be made for any director on the basis of financial hardship.

15. SELF-EVALUATION. The Board will perform an annual self-evaluation as to the effectiveness of the Board, all Committees, and each individual director. Such assessments will address, at a minimum, the effectiveness and adequacy of meetings of the Board and its Committees, the adequacy and timeliness of information provided to the Board by the Company’s management, and the diversity of experience of individual directors and the contributions of each director. The Board may use the results of the evaluation processes in assessing individual directors’ suitability for nomination and in assessing the overall structure and functioning of the Board and the committees of the Board.

16. SUCCESSION PLAN. The Board will approve and maintain a succession plan for the Chief Executive Officer and other senior management, based on recommendations from the Corporate Governance and Compensation Committee. Such plan will include policies and principles for selecting and evaluating a new Chief Executive Officer in the event of an emergency or retirement of the Chief Executive Officer.

17. ACCESS TO INDEPENDENT ADVISORS. The Board has the authority at any time to retain independent outside financial, legal or other advisors.

18. DIRECTOR ORIENTATION AND EDUCATION. The Chief Financial Officer will provide an orientation for new directors, and periodically provide materials or briefing sessions for all directors on subjects relevant to their discharge of their duties.

C1234567890MR S

AM SAMPLEXXX123Appointment of P

DIRTT ENVIRONMENTAL SOLUTIONS LTD.320 Bay Street, 14th Floor Toronto, ON M5H 4A6www.computershare.com 000001 Mr A Sample Designation (if any)Add1Add2add3add4add5add6Security ClassCOMMON SHARESHolder Account Number C1234567890 INDFoldForm of Proxy - Annual General Meeting to be held on Thursday, May 7, 2026This Form of Proxy is solicited by and on behalf of the Board of Directors.Notes to proxy1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Fold Proxies submitted must be received by 10:00 am, Mountain Time, on Tuesday, May 5, 2026. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Internet To Virtually Attendthe Meeting To Vote Using the Telephone To Receive DocumentsElectronically Call the number listed BELOW from a touchtone telephone.Go to the following web site:www.investorvote.com Smartphone? Scan the QR codeto vote now. You can attend the meeting virtually by visiting the URL provided on the back of this document. You can enroll to receive future securityholder communications electronically by visitingwww.investorcentre.com. 1-866-732-VOTE (8683) Toll Free If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. 123456789012345 CONTROL NUMBER CPUQC01.E.INT/000001/i1234 025MVB C1234567890 MR SAM SAMPLE XXX 123 Appointment of Proxyholder OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. I/We being holder(s) of securities of DIRTT Environmental Solutions Ltd. (the “Company”) hereby appoint: Benjamin Urban, Chief Executive Officer of the Company, or failing this person, Fareeha Khan, Chief Financial Officer of the Company (the “Management Nominees”) Note: If completing the appointment box above YOU MUST go to http://www.computershare.com/DIRTT and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with an invite code to gain entry to the online meeting. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Company to be held online at https://meetnow.global/MMGYJMS on Thursday, May 7, 2026 at 10:00 am (Mountain Time), and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withhold Withhold For Withhold For 03. Holly Hess Groos 01. Douglas Edwards 02. Jeremy Gold Fold 05. Scott Robinson 06. Scott Ryan 04. Shalima Pannikode 08. Adrian Zarate 07.Benjamin Urban For Withhold 2. Appointment of Independent Registered Public Accounting Firm To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, at a remuneration to be fixed by the board of directors of the Company.

Appointment of Proxyholder

OR

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Douglas Edwards	☐	☐	02. Jeremy Gold	☐	☐	03. Holly Hess Groos	☐	☐
04. Shalima Pannikode	☐	☐	05. Scott Robinson	☐	☐	06. Scott Ryan	☐	☐
07.Benjamin Urban	☐	☐	08. Adrian Zarate	☐	☐			

Fold

2. Appointment of Independent Registered Public Accounting Firm

For	Withhold
☐	☐

3. Non-Binding Advisory Vote to Approve Executive Compensation

For	Against	Abstain
☐	☐	☐

1 Year	2 Years	3 Years	Abstain
☐	☐	☐	☐

Fold

Signature of Proxyholder

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.**
If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.

Signature(s)

Date

DD / MM / YY

Signing Capacity

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements – Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

D G D Q 390435 A R 2

02SMWC